UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.	)

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WOLFSPEED, INC.
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_________________________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
_________________________________________________________________

To the Shareholders of Wolfspeed, Inc.:

The 2022 Annual Meeting of Shareholders of Wolfspeed, Inc. (the “Annual Meeting”) will be held virtually at www.virtualshareholdermeeting.com/WOLF2022 and in person at the offices of the corporation in the Executive Conference Center, 4408 Silicon Drive, Durham, North Carolina 27703, on Monday, October 24, 2022, at 12:00 p.m. local time, to consider and vote upon the following matters and to transact such other business as may be properly brought before the meeting:
•Proposal No. 1—Election of nine directors
•Proposal No. 2—Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending June 25, 2023
•Proposal No. 3—Advisory (nonbinding) vote to approve executive compensation
All shareholders are invited to attend the meeting. Only shareholders of record at the close of business on September 2, 2022 are entitled to notice of and to vote at the meeting.
By order of the Board of Directors,

Bradley D. Kohn
Secretary
Durham, North Carolina
September 9, 2022

PLEASE NOTE:

We are primarily providing access to our proxy materials over the Internet pursuant to the Securities and Exchange Commission’s “notice and access” rules. Beginning on or about September 14, 2022, we expect to mail to our shareholders a Notice of Internet Availability of Proxy Materials, which will indicate how to access our 2022 Proxy Statement and 2022 Annual Report on the Internet. The Notice also includes instructions on how you can receive a paper copy of your annual meeting materials, including the notice of annual meeting, proxy statement and proxy card.
Whether or not you plan to attend the meeting, please submit voting instructions for your shares promptly using the directions on your Notice of Internet Availability of Proxy Materials or, if you elected to receive printed proxy materials by mail, your proxy card, to vote by one of the following methods: (1) over the Internet, by accessing the website address www.proxyvote.com; (2) by telephone, by calling the toll-free telephone number 1-800-690-6903; or (3) if you elected to receive printed proxy materials by mail, by marking, dating and signing your proxy card and returning it in the accompanying postage-paid envelope.

WOLFSPEED, INC.
____________________
PROXY STATEMENT
____________________

2022 PROXY SUMMARY

This summary highlights information contained in this proxy statement. The summary does not contain all of the information that you should consider; please read the entire proxy statement carefully before voting.

Annual Meeting of Shareholders	•	Place: Virtually at www.virtualshareholdermeeting.com/WOLF2022 and in person at our corporate offices in the Executive Conference Center, 4408 Silicon Drive, Durham, North Carolina 27703
	•	Date and time: Monday, October 24, 2022, at 12:00 p.m.
	•	Record Date: September 2, 2022
	•	Approximate Date of Availability of Proxy Materials: September 14, 2022
•
Voting: Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and to one vote for each of the other proposals to be voted on.

Voting matters and Board recommendations	•	Election of nine directors (FOR THE NOMINEES)
	•	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending June 25, 2023 (FOR)
	•	Advisory (nonbinding) vote to approve executive compensation (FOR)

Board nominees	•	Glenda M. Dorchak. Director of ANSYS, Inc. and GlobalFoundries. Director since 2020.
	•	John C. Hodge. Founding Partner of Rubicon Technology Partners. Director since 2018.
	•	Clyde R. Hosein. Chief Financial Officer of AliveCor, Inc. Director since 2005.
	•	Darren R. Jackson. Former Board Member and Chief Executive Officer of Advance Auto Parts, Inc. Director since 2016.
	•	Duy-Loan T. Le. President of DLE Management Consulting LLC. Director since 2018.
	•	Gregg A. Lowe. President and Chief Executive Officer of the Company. Director since 2017.
	•	John B. Replogle. Founding Partner of One Better Ventures, LLC. Director since 2014.
	•	Marvin A. Riley. Former President and Chief Executive Officer of EnPro Industries, Inc. Director since January 2021.
	•	Thomas H. Werner. Former Chairman and Chief Executive Officer of SunPower Corporation. Director since 2006.

Executive officers at end of fiscal year	•	Gregg A. Lowe, President and Chief Executive Officer
	•	Neill P. Reynolds, Executive Vice President and Chief Financial Officer

Independent auditors	Although not required, we ask shareholders to ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending June 25, 2023. Our Board of Directors recommends a FOR vote.

Advisory (nonbinding) vote to approve executive compensation	Annually, our shareholders consider and vote on the compensation of our named executive officers on an advisory (nonbinding) basis. Our Board of Directors recommends a FOR vote.

MEETING INFORMATION

The Board of Directors of Wolfspeed, Inc. (the “Company”) is asking for your proxy for use at the 2022 Annual Meeting of Shareholders (the “Annual Meeting”) and any adjournments of the meeting. The meeting will be held virtually online and in person at our offices in the Executive Conference Center, 4408 Silicon Drive, Durham, North Carolina 27703, on Monday, October 24, 2022, at 12:00 p.m. local time, to conduct the following business and such other business as may be properly brought before the meeting: (1) election of the nine directors listed in this proxy statement; (2) ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending June 25, 2023; and (3) advisory (nonbinding) vote to approve executive compensation.
Consistent with our recent practice, we plan to hold our Annual Meeting virtually and in person so that more of our shareholders are able to participate in the meeting without the need to travel to our offices. We have limited space available at the in-person meeting (available on a first come, first served basis) and encourage shareholders to attend virtually.
You can attend the meeting online, vote your shares, and submit questions by visiting www.virtualshareholdermeeting.com/WOLF2022 and entering your unique 16-digit “Control Number” that is printed on the Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form that you received. If you encounter any difficulty accessing the Annual Meeting or during the Annual Meeting, please call the phone number posted on the date of the Annual Meeting at www.virtualshareholdermeeting.com/WOLF2022 for general technical questions. If you lost your 16-digit control number or are not a shareholder, you will still be able to attend the meeting by visiting www.virtualshareholdermeeting.com/WOLF2022 and registering as a guest. If you enter the meeting as a guest, you will not be able to vote your shares at the meeting or submit questions during the meeting.
The Board of Directors recommends that you vote FOR the election of the director nominees listed in this proxy statement, FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending June 25, 2023, and FOR the advisory (nonbinding) vote to approve executive compensation.
Beginning on or about September 14, 2022, proxy materials for the annual meeting, including this proxy statement and our 2022 Annual Report, are being made available to shareholders entitled to vote at the Annual Meeting. The Annual Report is not part of our proxy soliciting materials.
Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to Be Held on October 24, 2022:
The Annual Report and proxy statement will be available on the Internet at
www.wolfspeed.com/annualmeeting
Pursuant to the Securities and Exchange Commission’s “Notice and Access” rules, we are furnishing proxy materials to our shareholders primarily via the Internet. Beginning on or about September 14, 2022, we intend to mail to our shareholders a Notice of Internet Availability of Proxy Materials, or Notice, containing instructions on how to access our proxy materials on the Internet, including our proxy statement and our Annual Report. The Notice also instructs you on how you can vote using the Internet. Other shareholders, in accordance with their prior requests, have received e-mail notification of how to access our proxy materials and vote via the Internet or by telephone, or have been mailed paper copies of our proxy materials and a proxy card or voting form.
Internet distribution of our proxy materials is designed to expedite receipt by shareholders, lower the cost of the annual meeting, and conserve natural resources. If, however, you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

VOTING PROCEDURES
Who Can Vote
Only shareholders of record of the Company at the close of business on September 2, 2022 are entitled to vote at the Annual Meeting and any adjournments of the meeting. As of the record date, there were 124,202,007 shares of the Company’s common stock outstanding, each of which is entitled to one vote on each matter submitted to a vote at the meeting.
How You Can Vote
You may vote shares by proxy or at the Annual Meeting using one of the following methods:
•Voting by Internet. You can vote over the Internet at www.proxyvote.com. The deadline for voting over the Internet is Sunday, October 23, 2022 at 11:59 p.m. Eastern time.
•Voting by Telephone. You can vote by calling the toll-free telephone number at 1-800-690-6903. The deadline for voting by telephone is Sunday, October 23, 2022 at 11:59 p.m. Eastern time.
•Voting by Mail. If you requested printed proxy materials, you can vote by completing and returning your signed proxy card. To vote using your proxy card, please mark, date and sign the card and return it by mail in the accompanying postage-paid envelope. You should mail your signed proxy card sufficiently in advance for it to be received by Sunday, October 23, 2022.
•Voting at the Annual Meeting. If you are a registered shareholder or beneficial owner of common stock holding shares at the close of business on the record date (September 2, 2022), you may attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/WOLF2022 and following the instructions to vote or submit questions during the meeting. In order to vote you will need the 16-digit control number that appears on your Notice, proxy card or voting instruction form, as applicable. Each shareholder has a unique control number so that we can ensure all voting instructions are genuine and prevent duplicative voting. Depending on the number of accounts in which you hold shares of common stock, you may receive and need to vote more than one control number. You can also vote in person at the meeting if you are the record owner of the shares to be voted or if you present a properly signed proxy that authorizes you to vote shares on behalf of the record owner. If a broker, bank, custodian or other nominee holds your shares, to vote in person at the meeting you must present a letter or other proxy appointment, signed on behalf of the broker or nominee, granting you authority to vote the shares.
How You Can Revoke Your Proxy and Change Your Vote
You can revoke your proxy and change your vote by (1) attending the meeting and voting virtually or in person; (2) delivering written notice of revocation of your proxy to the Secretary at any time before voting is closed; (3) timely submitting new voting instructions by telephone or over the Internet as described above; or (4) if you requested printed proxy materials, timely submitting a signed proxy card bearing a later date.
How Your Proxy Will Be Voted
If you timely submit your proxy over the Internet, by telephone, or by proxy card as described above and have not revoked it, your shares will be voted or withheld from voting in accordance with the voting instructions you gave. If you timely submit your proxy as described above without giving voting instructions, your shares will be voted FOR the election of the director nominees listed in this proxy statement, FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending June 25, 2023, and FOR the advisory (nonbinding) vote to approve executive compensation.
How You Can Vote Shares Held by a Broker or Other Nominee
If a broker, bank, custodian or other nominee holds your shares, you may have received a notice or voting instruction form from them. Please follow the directions that your broker, bank, custodian or other nominee provides or contact the firm to determine the voting methods available to you. Brokers are no longer permitted to vote in the election of directors (and many other matters, including Proposal 3) if the broker has not received instructions from the beneficial owner of shares. It is particularly important, if you are a beneficial owner, that you instruct your broker how you wish to vote your shares because brokers will have discretionary voting authority only with respect to Proposal 2 if you do not instruct your broker how you wish to vote your shares.
Quorum Required
A quorum must be present at the meeting before business can be conducted. A quorum will be present if a majority of the shares entitled to vote are represented at the Annual Meeting (either virtually or in person) or by proxy at the meeting. Shares represented by a proxy with instructions to withhold authority to vote or to abstain from voting on any matter will be considered present for purposes of determining the existence of a quorum. Shares represented by a proxy as to which a broker, bank, custodian or other nominee has indicated that it does not have discretionary authority to vote on certain matters (sometimes referred to as “broker non-votes”) will also be considered present for purposes of determining the existence of a quorum.
Vote Required
•Proposal 1 (Election of Directors). Directors will be elected by a plurality of the votes cast. The nine nominees who receive the most votes will be elected to fill the available positions. Shareholders do not have the right to vote cumulatively in electing directors. Withholding authority in your proxy to vote for a nominee will result in the nominee receiving fewer votes.
As set forth in the Corporate Governance Guidelines adopted by the Board of Directors, except in cases when there are more nominees than available seats, if a nominee elected to the Board by plurality vote received a number of “withhold” votes that is greater than 50% of all votes cast with respect to that nominee, the nominee shall tender the nominee’s resignation from the Board in writing to the Chairman prior to the first regular meeting of the Board that follows the meeting of shareholders at which the election was held and any meeting of the Board held in connection with it. The resignation will be effective only if and when it is accepted by the Board. Promptly after the Board reaches a decision, the Company will publicly disclose the action taken by the Board regarding the director’s tendered resignation.
•Proposal 2 (Ratification of Appointment of Auditors). Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal 2023 will be approved if the votes cast for approval exceed the votes cast against approval. Although shareholder ratification of the appointment is not required by law or the Bylaws, the Audit Committee has determined that, as a matter of corporate governance, the selection of independent auditors should be submitted to the shareholders for ratification. If the appointment of PricewaterhouseCoopers LLP is not ratified by a majority of the votes cast at the Annual Meeting, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP in the future. Even if the appointment is ratified, the Audit Committee may change the appointment at any time during the year if it determines that the change would be in the Company’s best interest and the best interests of the shareholders.
•Proposal 3 (Advisory (Nonbinding) Vote to Approve Executive Compensation). With respect to the advisory (nonbinding) vote to approve executive compensation, the executive compensation will be approved if the votes cast for approval exceed the votes cast against approval. Because your vote to approve executive compensation is advisory, it will not be binding upon the Board of Directors, it will not overrule any decision by the Board, and it will not create or imply any additional fiduciary duties on the Board or any member of the Board. The Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation arrangements.

Abstentions and broker non-votes will not be counted for purposes of determining whether these proposals have received sufficient votes for approval.

PROPOSAL NO. 1—ELECTION OF DIRECTORS
Nominees for Election as Directors
    All nine persons nominated for election to the Board of Directors at the Annual Meeting are currently serving as directors of the Company. The Company is not aware of any nominee who will be unable or will decline to serve as a director. If a nominee becomes unable or declines to serve, the proxies solicited by the Board of Directors may be voted for a substitute nominee, if any, designated by the Board. The term of office of each person elected as a director will continue until the later of the next annual meeting of shareholders or until such time as his or her successor has been duly elected and qualified.
The following tables list the nominees for election and information about each nominee. The Governance and Nominations Committee has recommended each nominee to the Board of Directors. Each nominee meets the criteria set forth in the Corporate Governance Guidelines, including that no Company director shall serve on more than four public company boards of directors, inclusive of service on the Company’s Board. In addition, each nominee meets the minimum share ownership guidelines set forth in the Corporate Governance Guidelines, under which the Chief Executive Officer is expected to hold shares with a value not less than six times his base salary, and each non-employee member of the Board is expected to hold shares with a value not less than five times the sum of the director’s annual cash retainers for service on the Board and on Board committees, within five years after election or appointment to the Board. A copy of the Corporate Governance Guidelines is available on the Company’s website at https://investor.wolfspeed.com under “Governance”.
Under the charter of the Governance and Nominations Committee, the Committee is responsible for identifying from a wide field of candidates, including women and minority candidates, and recommending that the Board select qualified candidates for membership on the Board. In identifying candidates, the Committee takes into account such factors as it considers appropriate, which may include (1) ensuring that the Board, as a whole, is diverse as to race, gender, culture, thought and geography, such that the Board reflects a range of viewpoints, backgrounds, skills, experience and expertise, and consists of individuals with relevant technical skills, industry knowledge and experience, financial expertise and local or community ties; (2) minimum individual qualifications, including strength of character, mature judgment, relevant career experience, independence of thought and an ability to work collegially; (3) questions of independence, possible conflicts of interest and whether a candidate has special interests or a specific agenda that would impair his or her ability to effectively represent the interests of all shareholders; (4) the extent to which the candidate would fill a present need on the Board; and (5) whether the candidate can make sufficient time available to perform the duties of a director.

Name	Age	Principal Occupation and Background	Director Since
Glenda M. Dorchak	68
Ms. Dorchak has been a member of the Board of Directors since January 2020. Ms. Dorchak’s career began with 22 years at IBM Corporation where she held management and executive positions in IBM Canada and IBM Corporation, including General Manager and Director of IBM Direct, and Director, General Business, of IBM Personal Systems Group North America. From 1998 to 2000, she was President and later Chief Executive Officer of Value America (VA) before joining Intel Corporation in 2001 as Vice President and Chief Operating Officer of the Intel Communications Group and later Vice President and Group General Manager of the Broadband Products Group and followed by the Consumer Electronics Group. From 2006 to 2008, Ms. Dorchak served as chairman and Chief Executive Officer of Intrinsyc Software before joining VirtualLogix in 2009 as Vice Chair and Chief Executive Officer until its acquisition by Redbend Software in September 2010. Subsequently, she held the position of Executive Vice President and General Manager of global business for Spansion from 2012 to 2013. Ms. Dorchak also serves as an independent director on the public boards of ANSYS (Nasdaq: ANSS) since June 2018 and GlobalFoundries Inc. (Nasdaq: GFS) since May 2019. Prior board experience includes Mellanox Technologies Ltd. from 2009 to 2020 when it was acquired by Nvidia, Quantenna Communications, Inc. from 2018 to 2019 when it was acquired by ON Semiconductor, and Viavi Solutions (Nasdaq: VIAV) from 2019 to November 2021.
Ms. Dorchak’s qualifications to serve as a director include over 35 years in operating and leadership positions in the technology industry including as Chief Executive Officer of two public and one private company and as Vice President and Group General Manager at Intel Corporation. She brings deep industry knowledge, strategy and business development acumen and extensive leadership and business management experience. Ms. Dorchak also has over 20 years of experience as an independent director on boards of public technology companies.
			2020
John C. Hodge	55
Mr. Hodge has been a member of the Board of Directors since October 2018. He is a founding partner of private-equity firm Rubicon Technology Partners, which he joined in 2012. Prior to that, Mr. Hodge was a Senior Advisor and Senior Managing Director with Blackstone Group, a private equity firm, from 2006 to 2011. From 1998 to February 2006, Mr. Hodge was Senior Advisor, Managing Director and Global Head of Corporate Finance of the Technology Group of Credit Suisse First Boston. He also previously held positions at Morgan Stanley and Robertson Stephens. Mr. Hodge has spent more than 25 years as an investor in and advisor to the global semiconductor and technology industry.
Mr. Hodge’s qualifications to serve as a director include his years of experience in private equity, corporate finance, and merger and acquisition transactions and his extensive experience as a director of semiconductor companies, including Silicon Image, Inc. from 2007 to 2014 and Freescale Semiconductor, Ltd. from 2008 to 2011. He brings to the Board of Directors his financial expertise and his work as a private equity investor analyzing and focusing on creating long-term value through operational improvements utilizing a repeatable process driven approach.
			2018

Name	Age	Principal Occupation and Background	Director Since
Clyde R. Hosein	63
Mr. Hosein has been a member of the Board of Directors since December 2005. Since March 2021, he has served as Chief Financial Officer of AliveCor, Inc., a global leader in FDA-cleared personal electrocardiogram (ECG) technology and services. Prior to that, Mr. Hosein served as Chief Financial Officer of Automation Anywhere, Inc., an enterprise software provider of robotic process automation, from December 2017 to March 2021. From August 2013 to May 2017, he served as Executive Vice President and Chief Financial Officer of RingCentral, Inc., a publicly traded provider of software-as-a-service cloud-based business communications solutions. Prior to this, Mr. Hosein served from June 2008 to October 2012 as Chief Financial Officer of Marvell Technology Group Ltd., a publicly traded semiconductor provider of high-performance analog, mixed-signal, digital signal processing and embedded microprocessor integrated circuits, and he also served as its Interim Chief Operating Officer and Secretary from October 2008 to March 2010. From 2003 to 2008, he served as Vice President and Chief Financial Officer of Integrated Device Technology, Inc., a provider of mixed-signal semiconductor solutions. From 2001 to 2003, he served as Senior Vice President, Finance and Administration and Chief Financial Officer of Advanced Interconnect Technologies, a semiconductor assembly and test company. He has also held other senior level financial positions, including the role of Chief Financial Officer at Candescent Technologies, a developer of flat panel display technology. Early in his career, he spent 14 years in financial and engineering roles at IBM Corporation. Mr. Hosein also serves as a director of Dentsply Sirona Inc. (Nasdaq: XRAY), one of the world’s largest manufacturers of professional dental products and technologies, since September 2020.
Mr. Hosein’s qualifications to serve as a director include his years of experience as an executive officer in publicly traded companies in the semiconductor industry, including his roles in operational management, his substantial experience as a chief financial officer responsible for the finance and accounting functions of publicly traded companies, his service on the board of another publicly traded company, including as a member of the audit committee of the publicly traded company, his qualifications as an audit committee financial expert, and his technical background and significant experience in technology-based companies generally.
			2005

Name	Age	Principal Occupation and Background	Director Since
Darren R. Jackson	57
Mr. Jackson has been a member of the Board of Directors since May 2016, and has served as Chairman of the Board of the Company since October 2018. From July 2004 to January 2016, he served on the Board of Directors of Advance Auto Parts, Inc., and served as its Chief Executive Officer from January 2008 to January 2016.  Mr. Jackson also served as President of Advance Auto Parts from January 2008 to January 2009 and from January 2012 to April 2013. Prior to this, Mr. Jackson served in various executive positions with Best Buy Co., Inc., a specialty retailer of consumer electronics, office products, appliances and software, ultimately serving from July 2007 to December 2007 as Executive Vice President of Customer Operating Groups. Mr. Jackson joined Best Buy in 2000 and was appointed as its Executive Vice President-Finance and Chief Financial Officer in February of 2001. Prior to 2000, he served as Vice President and Chief Financial Officer of Nordstrom, Inc., Full-line Stores, a fashion specialty retailer, and held various senior positions, including Chief Financial Officer of Carson Pirie Scott & Company, a regional department store company. Mr. Jackson also served as a director of Fastenal Company (Nasdaq: FAST), which sells industrial and construction supplies, from July 2012 until April 2020.
Mr. Jackson’s qualifications to serve as a director include his years as a Chief Executive Officer, President and Chief Financial Officer of publicly traded companies in the retail and distribution industries, including his operational, logistical and executive management, financial and accounting acumen and experience.
			2016
Duy-Loan T. Le	60
Ms. Le has been a member of the Board of Directors since October 2018. She retired from Texas Instruments Inc. in February 2015, most recently holding the title of Senior Fellow since 2002. During her 33-year career at Texas Instruments, Ms. Le held various leadership positions, including Advanced Technology Ramp Manager for the Embedded Processing Division and worldwide project manager for the Memory Division. Since 2016, she has been president and sole partner of DLE Management Consulting LLC, a management consulting firm. Ms. Le has 33 years of experience in semiconductors, specifically in chip design, silicon manufacturing technology development, and advanced technology manufacturing from concept to high volume production, and 33 years of global business experience, including managing global R&D centers, joint ventures, foundries, and OSAT (Outsourced Semiconductor Assembly and Test) partnerships in Asia and Europe. Ms. Le is currently a member of the board of directors of Ballard Power Systems (Nasdaq: BLDP), National Instruments Corp. (Nasdaq: NATI) and Atomera Incorporated (Nasdaq: ATOM).
Ms. Le’s qualifications to serve as a director include her extensive experience in various aspects of semiconductor design and manufacture, including operations, research and development, product launch, customer interfacing, foundry partnership, and supply chain management while at Texas Instruments. She also has 20 years of experience serving on public company boards of directors.
			2018

Name	Age	Principal Occupation and Background	Director Since
Gregg A. Lowe	60
Mr. Lowe has served as the Company’s President, Chief Executive Officer and as a member of the Board of Directors since September 2017. From June 2012 to December 2015, he served as president and CEO of Freescale Semiconductor, Ltd., a $5 billion company with 17,000 employees and products serving automotive, industrial, consumer and communications markets. Prior to that, he had a long career spanning 28 years at Texas Instruments, most recently serving as senior vice president and leader of the analog business. In addition to his experience with semiconductor companies, Mr. Lowe also holds board positions with Silicon Labs in Austin, Texas (Nasdaq: SLAB) and The Rock and Roll Hall of Fame in Cleveland, Ohio, where he serves as chairman of the board.
Mr. Lowe brings to the Board extensive leadership and deep industry experience from his long career serving publicly-traded companies in the semiconductor industry. Further, Mr. Lowe’s leadership position as the Chief Executive Officer of the Company equips him with a unique perspective to inform Board deliberations on the vision for the company moving forward in addition to crucial insights on the general management and operations of the Company.
			2017
John B. Replogle	56
Mr. Replogle has been a member of the Board of Directors since January 2014. Since October 2017, he has served as a Founding Partner of One Better Ventures, LLC, a venture capital firm focused on consumer brands that have a positive impact. From March 2011 to October 2017, he served as Chief Executive Officer and President of Seventh Generation, Inc., a manufacturer and distributor of sustainable household products. From 2006 to 2011, Mr. Replogle served as President and Chief Executive Officer of Burt’s Bees, Inc., and from 2003 to 2006, he served as General Manager of Unilever’s Skin Care division. Previously, he worked for Diageo, Plc for seven years in a number of different capacities, including as President of Guinness Bass Import Company and Managing Director of Guinness Great Britain. He started his career with the Boston Consulting Group. Mr. Replogle is currently a member of the board of directors of Grove Collaborative, Inc. (NYSE: GROV), and also served as a director of Sealy Corporation, a publicly traded mattress manufacturer, from 2010 to 2013, until its sale to Tempur-Pedic International Inc.
Mr. Replogle’s qualifications to serve as a director include significant senior executive leadership experience, including eleven years of experience as chief executive officer at two companies, as well as deep experience in marketing, branding and distribution of consumer goods. This experience provides him valuable perspective in his role as a director and member of our Audit Committee.
			2014

Name	Age	Principal Occupation and Background	Director Since
Marvin A. Riley	48
Mr. Riley has been a member of the Board of Directors since January 2021. He served as President and Chief Executive Officer of EnPro Industries, Inc. (NYSE: NPO) from July 2019 to July 2021, after previously serving as executive vice president and chief operating officer since July 2017. He has also served in various leadership positions including president of the company’s Fairbanks Morse division; vice president of the company’s corporate manufacturing function; and vice president of global operations for its GGB division. Prior to joining EnPro, Mr. Riley was an executive with General Motors Corporation, working within the General Motors Vehicle Manufacturing Group where he held multiple positions of increasing responsibility from 1997 to 2007. Mr. Riley’s extensive experience at GM includes leadership positions in general assembly, body operations, dimensional control, plant maintenance and supporting multiple vehicle launches. He also credits his deep understanding of lean manufacturing to his time at GM.
Mr. Riley’s qualifications to serve as a director include his long history of executive positions in the automotive and technology industries, including roles in operations and manufacturing, in addition to his experience as a chief executive officer of a publicly traded technology company.
			2021
Thomas H. Werner	62
Mr. Werner has been a member of the Board of Directors since March 2006. He served as the Chairman of the Board of Directors for SunPower Corporation, a publicly traded manufacturer and marketer of high-efficiency solar cells and solar panels, from June 2010 to November 2021, and served as the Chief Executive Officer of SunPower from June 2003 to April 2021. Prior to SunPower, he served as Chief Executive Officer of Silicon Light Machines Corporation, an optical solutions subsidiary of Cypress Semiconductor Corporation, from July 2001 to June 2003. Earlier, Mr. Werner was Vice President and General Manager of the Business Connectivity Group of 3Com Corporation, a network solutions company.
Mr. Werner’s qualifications to serve as a director include significant executive leadership and operational management experience gained at businesses in the technology sector, and the semiconductor industry in particular, including his experience as a chief executive officer of a publicly traded “green technology” company for eighteen years.
			2006

Summary of Skills of Nominees
The Board of Directors recommends shareholders
vote FOR election of the nominees named above.

Executive Officers
Mr. Lowe serves as both an executive officer of the Company and a member of the Board of Directors. Neill P. Reynolds (age 47) also serves as an executive officer of the Company.
Mr. Reynolds was appointed as Executive Vice President and Chief Financial Officer of the Company effective August 27, 2018. Before joining the Company, Mr. Reynolds most recently served as the Senior Vice President of Finance, Strategy and Procurement for NXP Semiconductors N.V., or NXP, from December 2015 to August 2018. Prior to this time, Mr. Reynolds served as Vice President of Finance for Freescale Semiconductor, Ltd., or Freescale, from January 2013 until November 2015. Prior to his work with NXP and Freescale, Mr. Reynolds served in finance positions with other international technology companies including General Electric and Advanced Micro Devices.
Code of Ethics
We have adopted a Code of Ethics applicable to our senior financial officers, including our Chief Executive Officer, or CEO, Chief Financial Officer, or CFO, and Executive Vice Presidents. The full text of our Code of Ethics is published on our website at https://investor.wolfspeed.com under “Governance”. Consistent with Item 5.05 of Form 8-K, we intend to disclose future amendments to, or waivers from, the Code of Ethics on our website within four business days following the date of such amendment or waiver. We will also provide a copy of our Code of Ethics to any person, without charge. All such requests should be in writing and sent to the attention of the Corporate Secretary, Wolfspeed, Inc., 4600 Silicon Drive, Durham, NC 27703.
Board Composition and Independence of Directors
The size of the Board of Directors was fixed at not less than five nor more than ten members by the Company’s shareholders, with the Board determining the number within that range from time to time. Nine persons have been nominated for election at the Annual Meeting. The proxies solicited by the Board of Directors cannot be voted for more than nine nominees.
A majority of the Board of Directors must be comprised of independent directors for the Company to comply with the listing requirements of the New York Stock Exchange (the “NYSE”), or the NYSE Listing Rules. Currently, the Board of Directors is composed of Messrs. Lowe, Hodge, Hosein, Jackson, Replogle, Riley and Werner and Mses. Dorchak and Le. The Board of Directors has determined that eight of the present directors—Messrs. Hodge, Hosein, Jackson, Replogle, Riley and Werner and Mses. Dorchak and Le—are each an “independent director” within the meaning of the applicable NYSE Listing Rules.
The Leadership Structure of the Board of Directors
The leadership of the Board of Directors includes the Chairman of the Board, the Lead Independent Director (if the Chairman is not independent), and the Chairman of each of the Audit Committee, the Compensation Committee and the Governance and Nominations Committee.
The responsibilities of the Chairman of the Board under our Bylaws are to preside at meetings of the Board of Directors and shareholders and to perform such other duties as may be directed by the Board from time to time. The Chairman also has the power to call meetings of the Board of Directors and of the shareholders. Mr. Jackson has served as Chairman of the Board since 2018.
The day-to-day work of the Board of Directors is conducted through its three principal standing committees—Audit, Compensation and Governance and Nominations—to which the Board has delegated authority and responsibilities in accordance with the committees’ respective charters. The Chairmen of each of these committees are independent directors appointed by the Board upon the recommendation of the Governance and Nominations Committee. Under our Corporate Governance Guidelines, the Chairman of each committee is responsible for development of the agenda for committee meetings, and each committee must regularly report to the Board of Directors on the discussions and actions of the committee.
The Board of Directors has determined that this leadership structure is appropriate for the Company and best serves the interests of the shareholders under the present circumstances. In particular, the Board has determined that the Company is best served by having Mr. Jackson hold the position of Chairman of the Board. This determination is based in part upon the experience, leadership qualities and skills that Mr. Jackson brings to the Board, as detailed in the section captioned “Nominees for Election as Directors” on page 6. In addition, Mr. Jackson has familiarity with the Company’s unique opportunities and challenges from his prior service on the Board, in addition to his wealth of public company executive and board experience, including previously serving as Chief Executive Officer and director of Advance Auto Parts, Inc. As such, the Board determined that Mr. Jackson’s ability to lead discussions on matters affecting the Company maximizes the efficiency and productivity of the deliberations of the Board. Although the Board believes this structure is appropriate under the present circumstances, the Board has also affirmatively determined not to adopt a policy on whether the roles of Chairman and CEO should be separated or combined because the Board believes that there is no single best blueprint for structuring board leadership and that, as circumstances change, the optimal leadership structure may change.
Board’s Role in Risk Oversight
The Board, acting itself or through one or more of its committees, has general oversight responsibility for corporate risk management, including oversight of management’s implementation of risk management practices. While the Board is responsible for risk oversight, management is ultimately responsible for assessing and managing our risk exposures. The Board directly oversees management’s assessment, mitigation efforts and monitoring of strategic and operational risks, such as those relating to competitive dynamics, market trends and developments in the Company’s industry, changes in economic conditions and cybersecurity. Senior management regularly updates business plans for each of the Company’s product lines, including an assessment of strategic and operational risks and responses to identified risks, and members of the Board and senior management meet annually to review these plans. In addition, senior management reports to the Board at each quarterly Board meeting on progress made against these strategic plans, including an update on changes in risk exposure and management’s responses to the changes.
The Board also fulfills its risk oversight role through its committees. Specifically, the Audit Committee charter assigns it the responsibility to review periodically with management, the internal auditors, and the independent auditors the Company’s significant financial risk exposures, including the Company’s policies with respect to risk assessment and Company-wide risk management, and to assess the steps management has taken to monitor and control such exposures. The Audit Committee regularly discusses material risks and exposures with our independent registered public accounting firm and receives reports from our accounting and internal audit management personnel regarding such risks and exposures and how management has attempted to minimize the exposures. The Audit Committee’s primary focus is financial risk, including our internal control over financial reporting. Particular areas of focus of the Audit Committee include risks associated with taxes, liquidity, investments, information technology security, material litigation, and compliance.
Similarly, the Compensation Committee charter assigns it the responsibility to review periodically with management the Company’s compensation programs as they relate to risk management practices and risk-taking incentives, including an assessment of whether the Company’s compensation policies and practices encourage excessive or inappropriate risk-taking. The Committee also considers risk management as it develops and approves incentive and other compensation programs for our executive officers, and it performs risk oversight in the area of management succession.
Each of these committees reports to the Board of Directors with respect to the risk categories it oversees. These ongoing discussions enable the Board to monitor our risk exposure and evaluate our risk mitigation efforts.
Compensation Program Risk Assessment
We have assessed our compensation programs and have concluded that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us. The risk assessment process included a review by management and by Aon’s Human Capital Solutions Practice, a division of Aon plc (“Aon”), independent consultants to the Compensation Committee for fiscal 2022, of compensation policies and practices, focusing on programs with variable compensation, specifically:
•restricted stock unit awards and performance stock unit awards under our 2013 Long-Term Incentive Compensation Plan, or the LTIP;

•performance unit awards payable to our CEO and to our Executive Vice President(s) under the LTIP which provide for cash payments based upon achieving annual corporate financial goals; and
•awards under our cash incentive bonus plan, in which most of our senior managers (other than our named executive officers) participate and may receive payments based upon achieving annual corporate financial goals.
Based upon this review, we concluded that our compensation policies and practices do not encourage excessive or inappropriate risk-taking.  We believe our programs are appropriately designed to encourage our employees to make decisions that should result in positive short-term and long-term results for our business and our shareholders.
Corporate Social Responsibility
The Company is committed to creating a responsible and sustainable business environment through focused attention on the Company’s impact on our people and communities, as well as environmental sustainability.
For more than 30 years, since the Company’s beginnings in a lab at NC State University, the Company has been innovating and delivering technology solutions designed to enable our customers and society to do more with less—by supplying semiconductor components that enable greater efficiency and performance, smaller systems, and lower costs. We are on a mission to transform the semiconductor market with the adoption of Silicon Carbide. Our continued innovation and commercialization of Silicon Carbide and gallium nitride (GaN) enable other industry pioneers to develop products that are the next generation in energy efficiency. Wolfspeed® technologies are at the heart of today’s biggest industry transformations, including the move to electric vehicles, wireless infrastructure to unlock the potential of smart cities, and ubiquitous power storage to enable the broader adoption of alternative energy.
People and Communities
We are committed to creating and sustaining a culture where all employees are engaged and can contribute to their full potential. Our culture fosters an inclusive workplace, and our hiring efforts develop employees from the communities where we operate. Employee health and safety is key to our culture and success. Our employees are empowered to actively identify safety issues, take ownership for working safely, openly report concerns, and recognize positive behaviors that promote a safe work environment. We aim to hire the best available talent, develop our employees, and promote from within. We fuel long-term growth opportunities through an internal mobility practice that combines ongoing workforce development, leadership training, education assistance and career path planning.
Our response to the pandemic pushed us to reflect on how we could become a better employer for the long-term. For those employees whose positions do not require being on site, we created a new program called “Work Where it Works.” It was designed to enable better work/life balance and ultimately help employees be more productive by developing their ideal working schedule. The introduction of this program put more control into our employees’ hands about where and when they work. In 2022, 87% of our employees reported that they knew what they needed to do to be successful in their role. From a hiring perspective, this also gave us the opportunity to consider talent outside of the immediate geographic vicinity of our facilities, giving Wolfspeed the ability to integrate a broader and more diverse pool of talent into the organization.
In parallel, we continue to strengthen our culture of empowering and listening to our people. Our employees have created seven employee resource groups (ERGs) with hundreds of participants. With the input from these ERGs, we have been steadily improving the inclusivity of our culture along with our people’s daily experience, including benefits programs that more closely align with their needs. Providing our employees with an environment to do their best work is our top priority.
We have also continued to strengthen our company-wide philanthropic programs with a mission to help our communities ensure our neighbors have a roof over their heads, enough to eat and an opportunity to excel. As we develop strategic and impactful relationships with community organizations, we pay special attention to communities which are struggling economically, those with marginalized populations, and where students of color can be mentored and provided resources and opportunities. Addressing educational opportunities, hunger and homelessness in these communities will help close the opportunity gap we see and experience in our society. As we plan our capacity expansions, we continue to cultivate further opportunities to positively impact and engage local communities and populations.
Diversity and Inclusion
We believe diversity, equity, and inclusion drives better business results and makes all of us better employees and people. We are striving to build an environment where inclusivity is real and active, rather than theoretical and static. We celebrate our employees’ differences and authenticity, and understand that diverse ideas, perspectives, thinking styles, and backgrounds produce higher quality decisions, enabling us to solve problems other companies consider to be impossible. Our efforts to foster a diverse and inclusive workplace include our ERGs and a Diversity, Equity and Inclusion leadership team that partners with our Human Resources department and various scholarship programs in our surrounding communities. Our ERGs include The AAPI Employee Resource Group; The Black | Hispanic | Latinx (BHL) ERG; The Mental Health Allies ERG; The PRIDE Group; The Veterans Pact; The Women’s Initiative and our latest addition, the New-in-Career ERG. We believe these ERGs and initiatives help contribute to the development of future leaders, increased employee engagement and expanded market reach.
Environmental Sustainability
Our business is built on the power of Silicon Carbide and the innovative possibilities unleashed by the technology. Our products enable customers to deliver solutions that significantly reduce greenhouse gas emissions by displacing fossil fuel usage. Our goal is to safely design and develop products that realize energy efficiency, minimize environmental impacts, and have sustainable life cycles.
In our operations, we promote improvement to our environmental performance and reducing the overall impacts of our manufacturing processes. We are focused on sustainability as we expand our production capacity. Our new factories have energy, water, and waste reduction savings built into their design. For example, our new Mohawk Valley Fab is designed to be LEED certified. From a quality perspective, we advance our “Zero-Defect Mindset” throughout our factories. This mindset helps us reduce waste and improve raw material usage, as well as increase customer satisfaction to meet the standards required by target industries.
For more information about our corporate responsibility efforts, please refer to the Sustainability section of our website at www.wolfspeed.com/company/sustainability. These materials and our website are not incorporated by reference in, and are not part of, this proxy statement.
Attendance at Meetings
The Board of Directors held eleven meetings during fiscal 2022. Each incumbent director attended or participated in 75% or more of the aggregate number of meetings of the Board of Directors held during the period in which he or she was a director and the number of meetings of committees on which he or she served that were held during the period of his or her service.
In accordance with our Corporate Governance Guidelines, our independent directors hold regularly scheduled meetings, convened and presided over by the Chairman (or if the Chairman is not independent, by the Lead Independent Director), immediately following each regularly scheduled Board meeting.
The Company expects all directors to attend each annual meeting of shareholders absent good reason. All nine directors serving at that time and standing for reelection attended the 2021 Annual Meeting of Shareholders (“2021 Annual Meeting”) (attended virtually).
Standing Committees
The standing committees of the Board of Directors include the Audit Committee, the Governance and Nominations Committee and the Compensation Committee. Each of these committees operates under a written charter adopted by the Board of Directors, copies of which are available on the Company’s website at https://investor.wolfspeed.com under “Governance”. Each committee is composed solely of independent directors. The following is a brief description of the responsibilities of each of the existing standing committees and their composition.

Audit Committee
The Audit Committee is appointed by the Board of Directors to oversee the accounting and financial reporting processes of the Company and audits of the Company’s financial statements. The responsibilities of the Audit Committee include acting on the Board of Directors’ behalf in providing oversight with respect to (1) the quality and integrity of the Company’s financial statements and internal accounting and financial controls; (2) all audit, review and attest services relating to the Company’s financial statements and internal controls, including the appointment, compensation, retention and oversight of the work of the independent auditors engaged to provide audit services to the Company; (3) the independent auditor’s qualification and independence; (4) the Company’s compliance with legal and regulatory requirements; and (5) the performance of the Company’s internal audit function and independent auditors. In addition, the Audit Committee is charged with conducting appropriate review and oversight of any related person transactions, other than related person transactions for which the Board of Directors has delegated review to another independent body of the Board of Directors.
The members of the Audit Committee during fiscal 2022 were Messrs. Hodge, Hosein, Jackson and Replogle. The Board of Directors has determined that all members of the Committee are “independent directors” within the meaning of the applicable NYSE Listing Rules, including the special independence requirements applicable to Audit Committee members. Mr. Hosein is Chairman of the Audit Committee and has served in that capacity since October 2018. The Board of Directors has determined that each of Messrs. Hodge, Hosein, Jackson and Replogle is an “audit committee financial expert” as defined in Item 407 of Regulation S-K of the Securities and Exchange Commission. The Audit Committee held five meetings during fiscal 2022. The Audit Committee from time to time also takes action by unanimous written consent in lieu of holding a meeting.
Governance and Nominations Committee
The Governance and Nominations Committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its responsibilities to shareholders by (1) identifying individuals qualified to become directors and recommending that the Board of Directors select the candidates for all directorships to be filled by the Board of Directors or by the shareholders; (2) upon the recommendation of the Compensation Committee, determining compensation arrangements for non-employee directors; (3) developing and recommending to the Board of Directors Corporate Governance Guidelines for the Company; (4) the evaluation of the Board of Directors and its dealings with management as well as appropriate committees of the Board of Directors; (5) assisting the Board of Directors in discharging its oversight responsibility related to environmental, social and governance (“ESG”) matters such as climate change impacts, energy and natural resources conservation, environmental and supply chain sustainability, human rights, employee health, safety and well-being, diversity and inclusion, and corporate charitable and philanthropic activities and other ESG issues that are relevant and material to the Company; and (6) otherwise taking a leadership role in shaping the corporate governance of the Company.
The members of the Governance and Nominations Committee during fiscal 2022 were Messrs. Hodge, Hosein, Jackson, Replogle, Riley and Werner and Mses. Dorchak and Le. The Board of Directors has determined that all members of the Committee are “independent directors” within the meaning of the applicable NYSE Listing Rules. Mr. Replogle is Chairman of the Governance and Nominations Committee and has served in that capacity since October 2018. The Governance and Nominations Committee charter establishes a policy with regard to the consideration of director candidates, including those candidates recommended by shareholders. The Governance and Nominations Committee will consider written nominations properly submitted by shareholders according to procedures set forth in the Company’s Bylaws. For a description of these procedures and policies regarding nominations see “Procedures for Director Nominations” and “2023 Annual Meeting of Shareholders” on page 56 below. The Governance and Nominations Committee held four meetings during fiscal 2022. The Governance and Nominations Committee from time to time also takes action by unanimous written consent in lieu of holding a meeting.
Compensation Committee
The Compensation Committee is appointed by the Board of Directors to assist the Board of Directors in discharging its overall responsibility relating to executive officer and director compensation and to oversee and report to the Board of Directors as appropriate on the Company’s compensation and benefit policies, programs and plans, including its stock-based compensation programs and employee stock purchase plan. The Compensation Committee approves the compensation of all executive officers, administers the Company’s stock-based compensation programs and recommends compensation for non-employee directors to the Governance and Nominations Committee for approval. In addition, the Compensation Committee is charged with conducting appropriate review and oversight of any related person transactions involving compensation for directors or executive officers or their immediate family members and engaging and evaluating the Company’s compensation advisors, including evaluation of the advisors’ independence in advance of engagement.
The Compensation Committee may delegate its authority to adopt, amend, administer and/or terminate any benefit plan, other than retirement plans or stock-based compensation plans or non-stock-based compensation plans in which directors or executive officers are eligible to participate, to the Company’s CEO, any other officer of the Company, or to a committee the membership of which consists of at least one Company officer. To the extent not inconsistent with governing requirements, the Compensation Committee may also delegate its authority to grant equity awards other than awards to directors and executive officers to a committee comprised solely of executive officers or to one or more executive officers and may delegate its authority for day-to-day administration of the Company’s stock-based plans to any officer or employee of the Company.
The Compensation Committee generally makes decisions and recommendations regarding annual compensation at its June and August meetings each year. The Compensation Committee solicits the recommendations of the Company’s CEO with respect to the compensation of the Company’s executive officers other than himself and factors these recommendations into the determination of compensation, as described in “Compensation Discussion and Analysis.” In addition, the Compensation Committee engaged Aon to conduct an annual review of the Company’s compensation program for its executive officers and directors, including a review for fiscal 2022. Aon provided the Compensation Committee with relevant market data and recommendations to consider when making compensation decisions with respect to the executive officers and in making recommendations to the Governance and Nominations Committee with respect to the compensation of non-employee directors. The Company also engaged Aon for additional services as further discussed in the section entitled “Role of Compensation Consultant” on page 27 below.
The members of the Compensation Committee during fiscal 2022 were Messrs. Riley and Werner and Mses. Dorchak and Le. The Board of Directors has determined that all members of the Committee are “independent directors” within the meaning of the applicable NYSE Listing Rules. Mr. Werner is Chairman of the Compensation Committee and has served in that capacity since 2007. The Compensation Committee held six meetings during fiscal 2022. The Compensation Committee from time to time also takes action by unanimous written consent in lieu of holding a meeting.
Review and Approval of Related Person Transactions
The Audit Committee must approve any related person transaction, other than any related person transaction for which the Board of Directors has delegated review to another independent body of the Board of Directors. The Board of Directors has delegated review of any related person transaction involving compensation for directors or executive officers or their immediate family members to the Compensation Committee. “Related person transaction” is defined in the Audit Committee and Compensation Committee charters as any transaction required to be disclosed pursuant to Securities and Exchange Commission Regulation S-K, Item 404, and any other transactions for which approval by an independent body of the Board of Directors is required pursuant to applicable law or listing standards applicable to the Company. In determining whether to approve such transactions, the members of the Audit Committee, the Compensation Committee, or another independent body of the Board of Directors delegated by the Board of Directors, may exercise their discretion in performance of their duties as directors.  These duties include the obligation of a director under North Carolina law to “discharge his duties as a director, including his duties as a member of a committee:  (1) in good faith; (2) with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and (3) in a manner he reasonably believes to be in the best interests of the corporation.” North Carolina General Statutes Section 55-8-30(a). The Audit Committee generally approves related person transactions.
Anti-Hedging Policy
The Company’s Securities Trading Policy prohibits all employees (including officers) and members of the Board from engaging in any hedging transactions with respect to any equity securities of the Company held by them, including through the use of financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds designed to hedge or offset any decrease in the market value of such equity securities.

OWNERSHIP OF SECURITIES
Principal Shareholders and Share Ownership by Management
The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of September 2, 2022 by (1) each person known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (2) each person named in the Summary Compensation Table on page 37; (3) each person serving as a director or nominated for election as a director; and (4) all current executive officers and directors (including director nominees) as a group as of September 2, 2022. Except as otherwise indicated by footnote or to the extent shared by spouses under applicable law, to the Company’s knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name and Address (1)	Common Stock Beneficially Owned	Percentage of Outstanding Shares
BlackRock, Inc. (2) 55 East 52nd Street New York, NY 10055	14,994,722	12.1%
Capital Research Global Investors (3) 333 South Hope Street, 55th Fl. Los Angeles, CA 90071	14,236,967	11.5%
Capital International Investors (4) 333 South Hope Street, 55th Fl. Los Angeles, CA 90071	12,681,508	10.2%
The Vanguard Group (5) 100 Vanguard Blvd. Malvern, PA 19355	10,927,379	8.8%
ClearBridge Investments, LLC (6) 620 8th Avenue New York, NY 10018	6,333,604	5.1%
Gregg A. Lowe	423,633	*
Neill P. Reynolds	79,424	*
Thomas H. Werner	63,544	*
John B. Replogle	54,256	*
Clyde R. Hosein	50,598	*
Darren R. Jackson (7)	45,766	*
Duy-Loan T. Le (8)	24,540	*
John C. Hodge	12,540	*
Glenda M. Dorchak	6,355	*
Marvin A. Riley	3,926	*
All current directors and executive officers as a group (10 persons)	764,582	*
________________
*    Less than 1%.
(1)    Unless otherwise noted, all addresses are in care of the Company at 4600 Silicon Drive, Durham, NC 27703.
(2)    As reported by BlackRock, Inc. in a Schedule 13G filed with the Securities and Exchange Commission on March 11, 2022, which states that BlackRock, Inc. has sole dispositive power with respect to all of such shares and sole voting power with respect to 14,224,591 shares.
(3)    As reported by Capital Research Global Investors in a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2022, which states that Capital Research Global Investors has sole investment and voting authority with respect to all of such shares.

(4)    As reported by Capital International Investors in a Schedule 13G/A filed with the Securities and Exchange Commission on April 8, 2022, which states that Capital International Investors has sole dispositive power with respect to all of such shares and sole voting power with respect to 12,421,777 shares.
(5)    As reported by The Vanguard Group in a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2022, which states that The Vanguard Group has sole dispositive power with respect to 10,769,751 shares, shared dispositive power with respect to 157,628 shares, and shared voting power with respect to 55,156 shares.
(6)    As reported by ClearBridge Investments, LLC in a Schedule 13G/A filed with the Securities and Exchange Commission on February 8, 2022, which states that Clearbridge Investments, LLC has sole dispositive power with respect to all of such shares and sole voting power with respect to 6,219,718 shares.
(7)    Includes 7,750 shares held by the Darren and Terry Jackson Foundation Inc., of which Mr. Jackson and his spouse are directors.
(8)     Includes 2,000 shares held by DLE Management Consulting LLC, of which Ms. Le is president and sole partner.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following discussion and analysis describes the compensation of the Company’s named executive officers for fiscal 2022. The discussion explains the decisions that were made by the Compensation Committee in determining the fiscal 2022 compensation for each named executive officer:

Additional Information	35
Other Benefits and Perquisites	35
Post-Termination Compensation Arrangements	35
Share Ownership Guidelines	35
Anti-Pledging and Hedging Policies	36
Fiscal 2021 Say-on-Pay Vote and Shareholder Engagement
Vote Results and Subsequent Outreach. Our advisory Say-on-Pay proposal regarding the compensation of our Named Executive Officers (NEOs) received the support of approximately 63% of the votes cast at the 2021 Annual Meeting. The Compensation Committee and the Board reviewed the result of the Say-on-Pay vote, and they recognized that it signaled shareholder concerns regarding the executive compensation program and a need for further engagement to better understand the perspectives of our shareholders.
Robust Engagement. After the 2021 Annual Meeting, the Company reached out to our top 20 shareholders in February and May 2022. This represented approximately 70% of the Company’s outstanding shares of common stock. We ultimately spoke with shareholders representing approximately 41% of the Company’s outstanding shares of common stock, including at least 14% of the outstanding shares that voted “against” our Say-on-Pay proposal last year. We invited them to share their concerns regarding our executive compensation programs and to discuss human capital management and other ESG topics as well.
We received responses from shareholders representing approximately 13% of our shares indicating that they did not wish to engage at that time. We believe a majority of the shares represented by those that declined a conversation voted in support of the Say-on-Pay proposal last year. We did not receive replies from the remainder of the shareholders we contacted, representing approximately 16% of our shares, despite multiple requests to engage.
Our General Counsel led each of the meetings, and our Compensation Committee Chair participated in some of these meetings. The feedback received was then shared and discussed with the Compensation Committee and the Board.
The following table summarizes the common points of feedback we received from our shareholders and the Compensation Committee’s and Board’s actions in response to such feedback.

What We Heard	What We Did in Response
One-time grants, such as the supplemental fiscal 2021 grant to the CEO, are disfavored and should not be a regular practice of the Company. If they are used, there needs to be robust disclosure of the rationale.

No one-time supplemental grants were made to our named executive officers during fiscal 2022 nor are any intended for fiscal 2023. Moving forward, one-time grants will be made only in rare circumstances, such as “make-whole” awards for new hires to align the interests of the new executive officer to the long-term interests of shareholders.
If any such grant is made, the Company will provide robust disclosure of the rationale for such grant and its design to the shareholders.

Metrics in PSUs that set target performance at the median (50th percentile) for a target payout are not sufficiently rigorous.	Beginning in fiscal 2023, the Committee increased the target level of performance to earn a 100% payout on the PSUs to the 55th percentile.
An allocation of 50%-50% between performance-based and time-based equity is not sufficient to provide a strong alignment of pay with performance. To improve the alignment, increase the proportion allocated to performance-based equity.

The Committee increased the allocation of fiscal 2023 equity grants to 60% performance-based and 40% time-based to increase the performance orientation of the program.
To further strengthen the alignment with shareholders, in the Company’s stock ownership guidelines, the Committee increased the multiple applicable to the base salary of the CEO from 5x to 6x and added coverage by the guidelines for members of the Senior Leadership Team.

Incorporating Feedback and Resulting Enhancements. As described above, in response to shareholder feedback, our Compensation Committee has modified our executive compensation program beginning in fiscal 2023 to incorporate enhancements designed to improve the rigor of the program and increase the performance-based nature of the program.
Commitment to Future Outreach. We believe that shareholder engagement is important, and our Compensation Committee will continue to take into account shareholder feedback, future Say-on-Pay votes and relevant market developments in order to determine whether any subsequent changes to our executive compensation program are warranted. We expect to continue our outreach efforts with respect to executive compensation, human capital management and ESG matters in future years in order to ensure that we understand our shareholder views and concerns on each of these subjects for the consideration of our Compensation Committee and the full Board.
Executive Summary
How Our Compensation Program Works. The Compensation Committee of the Board of Directors has overall responsibility for executive officer compensation, including defining the compensation philosophy, setting each element of compensation and approving individual compensation decisions. The Committee is also responsible for overseeing administration of our compensation and benefit programs and plans in which the executive officers are eligible to participate.
Consistent with the Committee’s philosophy in prior fiscal years, the Committee believes that the Company’s executive officer compensation should enhance shareholder value by providing compensation that:
•enables the Company to attract and retain talented executive officers;
•aligns the interests of the Company’s executive officers with the long-term interests of our shareholders; and
•motivates our executive officers to achieve the Company’s operational, financial and business goals.
The primary elements of the Company’s executive compensation program are:
•base salary;
•performance-based, short-term cash incentive compensation, which is awarded annually in the form of performance units under our long-term incentive compensation plan (“LTIP”) for our named executive officers (referred to herein as “performance-based cash incentive compensation”); and
•long-term equity incentive compensation, in the form of restricted stock units (RSUs) and PSUs under the LTIP.
The cash incentive and equity incentive elements are linked directly to the Company’s corporate performance and relative total shareholder return, and these elements account for a significant percentage of the target total direct compensation (as defined below) of each executive officer. While these incentive elements provide an opportunity for the executive officers to receive considerable value in terms of compensation, total direct compensation actually realized by the executive officer can vary substantially from the target total direct compensation depending on the degree to which the Company’s operational, financial and business objectives are achieved for the relevant fiscal year and shareholder value is increased.
Named Executive Officers at Fiscal Year End. The named executive officers who were serving as executive officers of the Company for fiscal 2022 were:
•Gregg A. Lowe, President and Chief Executive Officer; and
•Neill P. Reynolds, Executive Vice President and Chief Financial Officer.
Key Compensation Decisions Made for Fiscal 2022. Key actions the Committee took with respect to the named executive officers are summarized below. These actions are discussed in depth under “—Elements of Executive Compensation and Analysis of Fiscal 2022 Compensation Decisions—Overall Program Design and Fiscal 2022 Implementation.”
•Base salaries and target performance-based cash incentive compensation percentage. Following a review of competitive market data, individual performance during the year, and the Company’s financial performance, the Committee determined not to increase the base salary or the annual target performance-based cash incentive compensation percentage for Mr. Lowe for fiscal 2022 or fiscal 2023. In recognition of significant competitive demand within the semiconductor industry and to provide market competitive compensation levels, in November 2021 the Committee approved an increase to the base salary for Mr. Reynolds from an annual rate of $475,000 to $600,000, and the annual target performance-based cash incentive compensation percentage from 80% to 100% of base salary (subject to proration for fiscal 2022 as described below).
•Aggressive operational, financial, and business targets and objectives for performance-based cash incentive compensation. The Committee established challenging annual Company-wide operational, financial, and business targets and objectives for the named executive officers for the fiscal 2022 performance-based cash incentive compensation program. The Company increased the weighted performance objectives of financial metrics within the program from 50% for fiscal 2021 to 60% for fiscal 2022 (and for fiscal 2023, the weighting of financial metrics is increasing from 60% to 70%). For both Messrs. Lowe and Reynolds, the performance-based cash incentive compensation opportunity for each was based on the named executive officer’s base salary for the fiscal year, specific annual target performance-based cash incentive compensation percentage, individual performance, and company performance as measured by six individually weighted corporate objectives. These objectives and relative weightings for fiscal 2022 were as follows.
◦Company-wide revenue (30.0%);
◦Non-GAAP gross margin (30.0%);
◦MOSFET chute yield performance (10.0%);
◦Design-ins and pipeline generation (10.0%);
◦Mohawk Valley Fabrication Facility (“Fab”) internal automotive qualification status (10.0%); and
◦Accomplishment of certain diversity, equity and inclusion initiatives (10.0%).
The Company’s aggregate weighted performance resulted in a 90% achievement/payout level for fiscal 2022, and Messrs. Lowe and Reynolds received payouts equaling 90% of their individual targets for performance-based cash incentive compensation as described in “—Elements of Executive Compensation and Analysis of Fiscal 2022 Compensation Decisions—Annual Performance-Based Cash Incentive Compensation—Results and Actual Payouts for Fiscal 2022” below.
•Long-term equity compensation. For fiscal 2022, the Company granted equity awards to the named executive officers in the form of RSUs and PSUs to align the interests of the named executive officers with Company shareholders and to facilitate named executive officer retention. These awards consisted of a mix of 50% RSUs and 50% PSUs with performance thresholds for the PSUs based on the Company’s relative Total Shareholder Return (TSR) compared to a peer group of companies listed on the Nasdaq Composite Index filtered by the Semiconductor, Semiconductor Equipment, and Electronics Equipment, Instruments and Component Sectors consistent with prior years. There were no supplemental grants made to either of Messrs. Lowe or Reynolds for fiscal 2022 or fiscal 2023.
•Proportion of variable and performance-based pay. Based on the Committee’s strategy to align executive officer pay with shareholder interests, and the Committee’s pay-for-performance philosophy, as a direct result of the Committee’s compensation decisions, approximately 90% of Mr. Lowe’s target total direct compensation for fiscal 2022 was comprised of variable pay in the form of short-term cash incentives and long-term equity awards (RSUs and PSUs), and approximately 52% of Mr. Lowe’s target total direct compensation for fiscal 2022 was comprised of performance-based pay in the form of short-term cash incentives and PSUs. Similarly, approximately 78% of Mr. Reynolds’ target total direct compensation for fiscal 2022 was comprised of variable pay in the form of short-term cash incentives and long-term equity awards (RSUs and PSUs), and approximately 49% of Mr. Reynolds’ target total direct compensation for fiscal 2022 was comprised of performance-based pay in the form of short-term cash incentives and PSUs.
Fiscal 2022 Company Operational, Financial and Business Performance. In fiscal 2022, we continued our journey of transforming the Company into a pure-play global semiconductor powerhouse with a sharpened strategic focus to lead the industry transition from silicon to Silicon Carbide. While continuing to navigate ongoing supply chain challenges from COVID-19, the Company has taken vital steps to transform our business while operating in a way that prioritizes employee safety and the ability to serve the needs of our customers. With the completion of the divestiture of our LED Products business, we believe we have created a pure-play semiconductor powerhouse positioned to lead the global transition from silicon to Silicon Carbide. As part of the company transformation, in October 2021 we changed the name of our company to Wolfspeed. This capitalized on our deep-domain expertise of creating Silicon Carbide-based solutions for the last 30-plus years while at the same time building our competitive position in both the materials and device markets. In April 2022, we opened our new Mohawk Valley Fab on 200mm Silicon Carbide wafers, establishing the world’s largest Silicon Carbide fab producing devices for automotive and industrial applications, and will be ramping the Mohawk Valley Fab in fiscal 2023.
For fiscal 2022, the Company had revenue from continuing operations of $746.2 million, which represents a 42% increase when compared to revenue from continuing operations of $525.6 million for fiscal 2021. GAAP net loss from continuing operations for fiscal year 2022 was $295.1 million, or $2.46 per diluted share. This compares to a GAAP net loss from continuing operations of $341.3 million, or $3.04 per diluted share, for fiscal 2021. On a non-GAAP basis, net loss from continuing operations for fiscal year 2022 was $59.6 million, or $0.50 per diluted share, compared to non-GAAP net loss from continuing operations of $104.7 million, or $0.93 per diluted share, for fiscal 2021.

The Company’s non-GAAP results discussed above exclude costs related to stock-based compensation expense; amortization or impairment of acquired intangibles; abandonment of long-lived assets; factory optimization restructuring; severance and other restructuring; project, transformation and transaction costs; factory start-up costs; non-restructuring related executive severance; transition service agreement costs; net changes in the fair value of our formerly held ENNOSTAR (Lextar) investment; interest income on transaction-related note receivables; loss on debt extinguishment; accretion on convertible notes, net of capitalized interest; loss on early payment of transaction-related note receivable; loss on wafer supply agreement; and an income tax adjustment associated with the foregoing. Please see the Company’s earnings release for the fourth quarter and fiscal year ended June 26, 2022 included as Exhibit 99.1 to the Form 8-K furnished to the Securities and Exchange Commission on August 17, 2022, for a full reconciliation of our GAAP to non-GAAP numbers, and management’s reasons for utilizing non-GAAP numbers.
Design-ins are customer commitments to purchase the Company’s product and are one of the factors used by the Company to forecast long-term demand and future revenue. The Company achieved over $6.4 billion in design-ins for fiscal 2022, representing an increase of 121% over our fiscal 2021 performance. Design-ins from Power products contributed to over 90% of the fiscal 2022 total with automotive design-ins again driving the growth with projects won across all geographic regions. The Company also witnessed over 90% growth in Power design-ins in Industrial and Energy segments, with new applications for Silicon Carbide found in opportunities such as vehicle-to-grid chargers, battery test systems, medical imaging equipment and robotic surgical consoles. Similarly, the Company’s RF product design-ins presented greater than a 20% increase over the fiscal 2021 total with particular strength recorded in Aerospace and Defense and the burgeoning Tier2 Communications and Infrastructure segments. A design-in, even with a formal commitment, does not always convert to future revenue for a variety of reasons, and therefore management uses the design-in amount as a guide to forecast future demand, but it should not be taken as an absolute indicator of future revenue.
The Mohawk Valley Fab build out and construction has been completed and the certificate of occupancy was received in the fourth quarter of fiscal 2022. The opening of the Mohawk Valley Fab culminated with the grand opening ceremony in April 2022. Tool installations have been completed for first of a kind equipment needed to support processing 200mm Silicon Carbide MOSFET qualification materials.
Finally, the Company continued delivering progress and results in fiscal 2022 towards company-wide diversity, equity and inclusion (DEI) objectives. The Company’s DEI performance was measured through eight distinct objectives, focused on increasing women and underrepresented employee representation in selection and participation of Company-sponsored internships, increasing the percentage of women and underrepresented employees in professional and, separately, management positions, and supporting women and underrepresented employees through involvement in Company-sponsored development programs. The Company continued to see many areas of progress in its DEI initiatives in fiscal 2022 and plans to continue driving forward with these important efforts in fiscal 2023.
As described below, the Company’s executive compensation program for fiscal 2022 worked as intended for the named executive officers, matching payouts to Company operational, financial and business performance. The Committee remains committed to reinforcing the Company’s pay-for-performance philosophy in fiscal 2023 and beyond and has similarly designed the fiscal 2023 compensation packages for our named executive officers accordingly.
Compensation Philosophy and Objectives
The Committee believes that the compensation packages provided to the named executive officers should include both cash and stock-based compensation and should utilize performance-based compensation to reward performance as measured against established operational, financial and business goals, which results in increased compensation to the named executive officers if the Company meets or exceeds these goals. For fiscal 2022, the Committee endeavored to create compensation packages for the named executive officers with the general goal that approximately 75% (or more) of such individuals’ target total direct compensation would be variable, and approximately 50% (or more) of their target total direct compensation would generally only be earned by named executive officers based on performance as measured against established business goals.
The Committee reviews the 25th to 75th percentile market data for both target total cash compensation (consisting of base salary and annual target performance-based cash incentive compensation percentage) and target total direct compensation (consisting of target total cash compensation plus target total long-term equity compensation), and generally targets the 50th percentile with deviations based on various factors. Annual long-term incentive compensation is then delivered via RSUs and PSUs, with both vehicles in fiscal 2022 representing 50% of the named executive officer’s total annual long-term incentive compensation grant. Actual total cash compensation, or TCC, and actual total direct compensation, or TDC, for fiscal 2022 would then vary with the performance-based elements of TCC or TDC based on corporate and individual performance for fiscal 2022 (and relative TSR over a three-year period of time for PSU grants). The Committee does not consider long-term equity compensation granted in prior fiscal years that have multi-year vesting and/or performance schedules in determining target total direct compensation for a particular fiscal year to avoid “double counting” of compensation.

In setting fiscal 2022 compensation for the named executive officers, the Committee:
•evaluated each element of compensation as compared to executives in similar roles in the Company’s Peer Group (as defined below) and the Radford Global Technology survey;
•assessed the performance of the named executive officers, and considered the scope of responsibility and strategic impact of their respective roles within the Company;
•emphasized variable and performance-based compensation to motivate the named executive officers to achieve the Company’s business objectives and align pay with performance; and
•utilized equity compensation to create a culture of ownership and focus on long-term growth to ensure that equity compensation would continue to play a significant role in the total pay mix for the named executive officers, in order to ensure their alignment with shareholder interests.
Set forth below is graphic representation of the fiscal 2022 targeted total pay mix for Messrs. Lowe and Reynolds.

Compensation Process
Compensation Calendar. Our Compensation Committee employs a fairly typical and well-defined process and annual calendar in connection with making its annual compensation decisions. In addition to acting pursuant to unanimous written consents, and numerous interactions between one or more Committee members and management throughout the year, the Committee typically holds six regularly scheduled meetings each fiscal year (with such meetings always one quarter in arrears): the first Committee meeting of the fiscal year is in October (typically the day before or on the day of our Annual Meeting of Shareholders); the second Committee meeting is in January; the third Committee meeting is in late April or early May; the fourth Committee meeting is in late June; the fifth Committee meeting is in July; and the last Committee meeting of a fiscal year cycle is in August (even though it is already almost two months into the fiscal year for which the compensation decisions relate). Additional Committee meetings, if needed, are also held when necessary. The first two Committee meetings of a fiscal year cycle (October and January) focus mainly on organizational talent reviews and succession planning. At the April/May meeting, the Committee’s external compensation consultant presents the Committee with an overview of regulatory trends and developments in executive compensation. At the April/May meeting, the compensation consultant and the Committee also review the Company’s Peer Group and make any necessary or advisable changes to the Peer Group for the upcoming fiscal year. At the June meeting, the compensation consultant presents a comprehensive analysis of the Company’s executive compensation as compared to market data and Peer Group data, and in light of these trends and developments, presents analyses and preliminary recommendations for each element of compensation for each named executive officer for the following fiscal year. In July, the Committee finalizes the prior fiscal year’s performance-based compensation (i.e., determining if performance thresholds have been met), and makes final compensation decisions for the just-commenced fiscal year and upcoming fiscal year. Finally, the August meeting is where the Committee reviews standard governance items and establishes the new fiscal year’s performance-based cash incentive program objectives and relative weightings. As needed, the Committee also holds off cycle meetings to discuss any special topics the Committee deems advisable.
Role of Advisory (Non-binding) Shareholder Vote to Approve Executive Compensation and Shareholder Outreach. The Company provides its shareholders with the opportunity to cast an annual advisory (non-binding) vote to approve executive compensation, or the “Say-on-Pay” proposal. At our October 2021 Annual Meeting of Shareholders, 63.2% of the shares voted expressed support of our executive compensation program, policies and practices by approving our non-binding advisory vote on named executive officer compensation.

The Company has long viewed a continuing, constructive dialogue with our long-term shareholders as critically important to ensuring that we remain aligned with their interests. With that in mind:
•We communicate with governance and voting personnel at almost all of our top 10 shareholders at least annually, which typically represents approximately 60-65% of our then-outstanding shares, to solicit feedback on our compensation programs and practices;
•We regularly speak with long-term shareholders and appreciate the opportunity to gain further insight and understanding into their views, and speak to portfolio managers at almost all of our top 50 shareholders at least annually, which represents approximately 90% of our then-outstanding shares; and
•We intend to hold an Investor Day this fall to provide an update on the Company’s short- and long-term plans.
Based on these conversations and dialogue, the Committee continues to consider, and sometimes makes changes to, the Company’s executive compensation policies and/or decisions to address some of the specific concerns expressed by shareholders in the past. The Committee will continue to consider the outcome of Say-on-Pay votes and direct shareholder communications when making future compensation decisions for the named executive officers.
Role of Compensation Consultant. During fiscal 2022, the Committee engaged Aon to act as the Committee’s independent compensation consultant. The Committee has assessed Aon’s independence and determined that Aon was independent and had no conflicts of interest in connection with its provision of services to the Committee. Aon reports directly to the Committee and works with management only at the Committee’s direction. For fiscal 2022, Aon was given the overall directive to assist the Committee with the following:
•Reviewing the Company’s Peer Group and making recommendations of any changes to the Committee;
•Reviewing the current executive compensation levels relative to the market and the Company’s performance and assist with recommendations relating thereto;
•Updating recommendations for stock awards for both executive officers and employees as a whole;
•Reviewing the current Outside Director compensation levels relative to the market and assist with recommendations;
•Supporting the Company’s preparation of documents to be filed with the Securities and Exchange Commission, such as its proxy statement and annual report, with respect to compensation matters; and
•Keeping the Committee abreast of developments on executive compensation over the course of the year.
The Company also purchases published compensation and benefits surveys from Radford, part of the Rewards Solutions practice of Aon, and on occasion, engages Aon to provide consulting services for non-executive compensation matters, such as surveys, a workforce pay audit and equity services. The fees paid to Aon for these additional services were less than $120,000 for fiscal 2022.
Role of Benchmarking and Comparative Analysis (Market Data). During fiscal 2022, the Committee used market analyses provided by Aon as a reference point to evaluate the competitiveness of the Company’s compensation packages for the executive officers. Aon developed a market composite (referred to herein as “market data”) using data from two sources: (1) public company filings from a select peer group (the “Peer Group”); and (2) the Radford Global Technology survey. Data from the survey is aggregated and individual company information is not determinable. Jobs of similar scope and responsibility as those at the Peer Group companies and companies included in the Radford survey were identified and a market composite was created for each of the executive officer roles. The Committee used this market data to analyze base salary, performance-based cash incentive compensation, target TCC, equity compensation and target TDC.
Peer Group
The Committee, assisted by Aon, underwent a rigorous evaluation of the Company’s Peer Group in the spring of 2021 to assist with compensation decisions for fiscal 2022, especially in light of the Company’s sale of its LED Business in March 2021. The Peer Group selection was based on the following criteria:
•companies operating in the semiconductor industry, with consideration of companies in the broader high technology industry;
•companies that operate fabrication plants (or “fabs”);
•“clean” technology companies (those who offer products and services to reduce the use of natural resources);
•comparable revenue and market capitalization;
•comparable number of employees;
•companies against which the Company competes for executive talent;

•companies that allow for sufficient room to grow without over- or under-extending; and
•sensitivity to the criteria the major proxy advisor services (e.g., ISS and Glass Lewis) will apply when determining their “Say on Pay” recommendations.
Based on the factors listed above, in May 2021 Aon recommended that for the Company’s fiscal 2022 Peer Group, the Committee should consider the following:
•removing six of the fiscal 2021 peer group companies (Cypress Semiconductor Corporation, which was acquired by Infinion Technologies AG in April 2020; First Solar, Inc.; Hexcel Corporation; Littelfuse, Inc.; National Instruments Corporation; and Viasat Inc.), and
•adding seven companies that fit within the parameters above (Advanced Energy Industries, Inc.; II-VI Incorporated; MACOM Technology Solutions Holdings, Inc.; ON Semiconductor Corporation; Power Integrations, Inc.; Silicon Laboratories Inc.; and SMART Global Holdings, Inc.).
The Committee agreed with this recommendation. Accordingly, the Peer Group companies used as a reference to assist the Committee in its deliberations with respect to fiscal 2022 pay decisions were:

Advanced Energy Industries, Inc.	Power Integrations, Inc.
Cirrus Logic, Inc.	Qorvo, Inc.
Diodes Incorporated	Semtech Corporation
Entegris, Inc.	Silicon Laboratories Inc.
II-VI Incorporated	Skyworks Solutions, Inc.
MACOM Technology Solutions Holdings, Inc.	SMART Global Holdings, Inc.
Marvell Technology Group Ltd.	Synaptics Incorporated
Maxim Integrated Products, Inc.	Teradyne, Inc.
Monolithic Power Systems, Inc.	Xilinx, Inc.
ON Semiconductor Corporation
Radford Global Technology Survey
The Committee also considered the Radford Global Technology survey as another source of competitive data to ascertain compensation levels in the broader competitive market. For fiscal 2022, the Committee selected data from the survey of public high-technology companies with similar-sized annual revenues for Messrs. Lowe and Reynolds.
Determination of Target Total Direct Compensation (TDC). In April 2021, as part of the Committee’s regular compensation process to determine proposed fiscal 2022 compensation, Aon presented the Committee an overview of trends and developments in executive compensation. In June 2021, as part of the Committee’s regular compensation process to determine proposed fiscal 2022 compensation, Aon presented a comprehensive analysis of the Company’s executive compensation as compared to relevant market data and in light of these trends and developments. Aon presented analyses of base salary, performance-based cash incentives, and equity award levels for each named executive officer and made recommendations to the Committee using criteria that align with the Company’s compensation philosophy. In addition, Mr. Lowe made recommendations with respect to Mr. Reynolds’ base salary. The Committee then assessed each compensation component as described below:
•Base salary increases, if any, were based on:
-    individual performance, including but not limited to, achievement of Company operational, financial and business objectives, strategy development and implementation, and overall leadership capabilities including demonstration of the Company’s values;
-    responsibilities for which the named executive officer is accountable; and
-    relative position of the named executive officer’s current salary to the market data for that job.
•Performance-based cash incentive compensation targets as a percentage of base salary were evaluated and approved based on the:
-    level of impact each of the respective named executive officer roles has on operational, financial and business objectives, and strategic results;
-    desired mix of base salary, short-term and long-term incentive compensation; and
-    relative position of the named executive officer’s current target performance-based cash incentive compensation opportunity to the market data and comparable short-term incentive targets as a percent of base salary for that job.

•Equity guidelines were assessed based on the:
-    level of the named executive officer within the organization and the desire to most closely link jobs with the highest impact on operational, financial and business objective results to the returns experienced by the Company’s shareholders;
-    scope of responsibilities for which the named executive officer is accountable; and
-    competitive position of the Company’s target long-term equity incentive compensation as compared to the market data.
After a comprehensive review of these elements, the Committee developed target TCC and target TDC opportunities for each of the named executive officers.
Determination of Operational, Financial and Business Objectives. In or before each August, the Committee approves annual operational, financial and business targets that align with the Company’s strategic and financial goals for the coming fiscal year. The annual targets approved by the Committee in August 2021 for fiscal 2022 were stated in terms of Company revenue, non-GAAP gross margin, MOSFET chute yield performance, design-ins and pipeline generation, Mohawk Valley Fab internal automotive qualification status, and accomplishment of certain diversity, equity and inclusion initiatives. Each named executive officer’s performance is assessed as a measurement of the Company’s performance against these objectives on a Company-wide basis. Achievement of these pre-determined objectives by Company performance determines the initial performance incentive payout level as defined by the incentive program guidelines. After the fiscal year is complete, the Committee, in good faith and in its sole discretion, determines the Company’s actual performance results for the fiscal year. In order to ensure that the Company’s best interests are met, the Committee in its discretion may decrease or eliminate the amount payable at any time prior to payment if it determines in good faith that payment of the full amount otherwise payable is not warranted or appropriate.
Performance Assessment and Approval of Performance-based Cash Incentives. At the close of each fiscal year, the CEO reviews the performance of the other named executive officer (other than himself) and develops a performance summary and recommendations for base salary increases, if any. The CEO also recommends any annual payout for the performance-based cash incentive compensation, which is based on the pre-approved targets at prescribed payout levels as discussed above, all as previously approved by the Committee at its August meeting (at the beginning of the fiscal year). These recommendations are presented to the Committee and are one factor the Committee considers in making final compensation decisions for the recently completed fiscal year and the upcoming fiscal year.
Each July, the independent members of the Board of Directors evaluate the CEO’s performance for the recently concluded fiscal year. The CEO’s performance is assessed based on operational, financial and business objectives results, overall leadership and achievement of strategic objectives for that completed fiscal year. A summary of this evaluation is presented to the Committee along with the performance-based cash incentive payout recommendation for the previous fiscal year, which was based on the Company’s performance against the pre-determined metrics during that previous fiscal year. The Committee then also determines the pay actions, if any, that will be taken for the CEO for the upcoming fiscal year, including target TCC and target TDC. In July 2022, as described above, the Committee determined that the Company achieved approximately 90% of the stated goals, and as a result, the Committee determined to award Messrs. Lowe and Reynolds 90% of their target performance-based cash incentive opportunities. Neither Messrs. Lowe or Reynolds had their performance-based cash incentive award adjusted up or down based on individual performance for fiscal 2022.
Role of Tally Sheets. In making compensation decisions for the CEO for each fiscal year, the Committee members review a three-year tally sheet. The tally sheet lists the individual elements of compensation for the past three fiscal years and provides an arithmetic value and summary of the individual elements. This summary provides the Committee with the value of the CEO’s compensation package and assists the Committee in determining appropriate changes for the upcoming fiscal year. Consideration of these factors is necessarily subjective in nature and actual pay decisions involve the subjective discretion of the Committee.
Role of Executive Officers. No executive officer, including the CEO, provides input to the Committee into setting his or her own compensation, but the CEO is provided the opportunity to make recommendations regarding the annual corporate performance targets. The CEO is not present when decisions regarding his compensation are being made. The CEO is responsible for annually evaluating the performance of the other named executive officers (except himself), developing a performance summary and making recommendations to the Committee based on his review for the compensation of the executives, which review is one factor the Committee considers in making final compensation decisions.

Elements of Executive Compensation and Analysis of Fiscal 2022 Compensation Decisions
The primary elements of the Company’s executive compensation program are described below. The term “market data” is described under “Role of Benchmarking and Comparative Analysis” above.
Compensation Elements

Compensation Element	Purpose	Practice
Base salary	To compensate the named executive officer fairly and competitively for the level of responsibility for the position.	Fixed compensation paid throughout the year and reviewed annually by the Committee with consideration to our stated compensation philosophy.
Annual performance-based cash incentive compensation	To motivate and reward achievement of annual operational, financial, and business goals.	Variable cash-based compensation linked directly to the achievement of specified corporate operational, financial and business goals. The CEO and the other named executive officer are eligible for annual payouts of performance-based cash incentive compensation.
Long-term equity incentive compensation	To drive executive officer focus on long-term growth and increased shareholder value, and to promote retention.	Time-based RSUs and performance-based PSUs delivered historically through a mix of 50% RSUs and 50% PSUs (with the PSUs also having a three-year cliff vesting based on relative TSR achievement). Equity levels vary among participants based on position and individual performance. Equity comprises a larger portion of the target total direct compensation opportunity than other pay elements.
Post-termination and severance benefits	To provide for certain limited economic security in the event an executive officer is terminated without cause or resigns with good reason.	Each named executive officer other than the CEO is covered under the SLT Severance Plan, which provides for severance benefits in the event the named executive officer is terminated without cause or resigns for good reason. The SLT Severance Plan is described on page 41 below. Mr. Lowe’s post-termination and severance benefits are established under the Change in Control Agreement, which is described on page 41 below.
Other benefits	To provide competitive benefits promoting employee health and productivity.	Other benefits are generally those available to all U.S.-based employees. The only perquisite generally offered to named executive officers is the availability of a voluntary comprehensive physical examination once every calendar year.
The Committee demonstrates its commitment to paying named executive officers based on performance through the design of the Company’s compensation program and the setting of stretch goals that support the Company’s growth strategy and commitment to increasing shareholder value. The Committee is also committed to maintaining a compensation program that creates appropriate incentives and does not create risks that are reasonably likely to have a material adverse effect on the Company. See “Compensation Program Risk Assessment” on page 14 for details regarding the Committee’s annual assessment of the compensation program.
Overall Program Design and Fiscal 2022 Implementation. The Committee uses competitive compensation data from the annual total compensation study to inform decisions about overall compensation opportunities and specific compensation elements. Additionally, the Committee uses multiple reference points when establishing targeted compensation levels, including peer companies and the Radford Global Technology Survey. The Committee does not benchmark specific compensation elements or total compensation to any specific percentile but does perform a comprehensive review of market data between the 25th and 75th percentiles. The Committee applies its judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Company, business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning. Each compensation element is discussed and analyzed below along with the Committee’s decisions regarding compensation actions for fiscal 2022.

Base Salary
Base salaries are established for each executive officer based on job responsibilities along with consideration of a competitive range derived from the relevant market data. The Committee considers several factors when determining whether and where to set actual base salaries within the competitive range and whether to increase the base salaries. It assesses the executive officer’s performance against corporate and individual goals, experience, qualifications and scope of responsibilities. The Committee also assesses competitive salary practices of Peer Group companies and as reported in the Radford Global Technology Survey. Further, the Committee considers the portion of each named executive officer’s TDC that is comprised of fixed compensation (base salary) and the portion that is comprised of variable and at-risk compensation (performance-based incentives). The Committee is committed to reinforcing pay-for-performance, which it does by ensuring that fixed pay is a relatively small portion of TDC, while remaining within the market competitive range.
Given the Company’s operational, financial and business performance in fiscal 2021, and the fact that Mr. Lowe is positioned competitively against the market and within the Company’s desired competitive positioning for this compensation element, Mr. Lowe did not have a base salary increase for fiscal 2022. The Committee determined it was in the Company’s best interests to increase Mr. Reynolds’ base salary effective in November 2021 in recognition of his performance and to further incentivize and retain Mr. Reynolds. Mr. Reynolds’ base salary was increased to $600,000 on an annual basis at that time, but his fiscal 2022 effective salary based on the effective date of the change was approximately $550,000.

Executive Officer	Fiscal 2021 Salary	Fiscal 2022 Salary	Percentage Change
Gregg A. Lowe	$875,000	$875,000	0%
Neill P. Reynolds	$475,000	$550,000	16%
Annual Performance-Based Cash Incentive Compensation
The Company provides the opportunity to earn performance-based cash incentive compensation to the CEO and the CFO based on the Committee’s determination of achievement of annual objectives established at the beginning of the fiscal year.
As discussed above, the CEO and CFO are eligible to receive annual performance-based cash incentive compensation in the form of performance unit awards issued under the LTIP. Neither of the named executive officers participate in any other cash-based performance incentive plan. Awards are paid based on achievement of performance goals and are calculated using a pre-defined formula based on the level of the Company’s performance, and the target awards are expressed as a percentage of the named executive officer’s base salary. In August 2021, each of Messrs. Lowe and Reynolds received performance-based cash incentive award opportunities for fiscal 2022 with the annual targets discussed below.
Except as provided in the Change in Control Agreement with respect to Mr. Lowe and the SLT Severance Plan with respect to Mr. Reynolds, in each case as discussed below, or with respect to death or long-term disability, (1) a named executive officer must have been continuously employed as an executive officer through the last day of the performance period; (2) the performance-based cash incentives would not be considered earned until the last day of the performance period; and (3) if the named executive officer terminated his employment prior to the last day of the performance period, with or without cause, he will forfeit his performance-based cash incentives.
Incentive Targets and Components of Performance-Based Cash Incentives
Consistent with Aon’s analysis of the Company’s executive compensation as compared to the relevant market data, the Committee left the annual target performance-based cash incentive compensation opportunity for fiscal 2022 (referred to herein as the “target cash incentive award”) unchanged for Mr. Lowe at 140% of his annual base salary. The Committee also determined it was in the Company’s best interest to increase Mr. Reynolds’ annual target cash incentive award compensation opportunity for fiscal 2022 in November 2021 from an annual target of 80% to 100% of his annual base salary (prorated for fiscal 2022) in recognition of his performance and to further incentivize and retain Mr. Reynolds. Each named executive officer’s entire target cash incentive award for fiscal 2022 was based solely on annual Company-wide operational, financial and business goals.
The target cash incentive awards for the named executive officers are summarized as follows:
•Mr. Lowe’s annual target cash incentive award for fiscal 2022 remained at 140% of base salary.
•Mr. Reynolds’ annual target cash incentive award for fiscal 2022 was increased from 80% to 100% of base salary effective November 21, 2021, with the annual target incentive award prorated based on the base salary and target cash incentive award in effective before and following the effective date of the change. For fiscal 2022, Mr. Reynolds’ prorated base salary for purposes of his cash incentive award was $550,000, and his prorated target was 92% calculated based on the weighted average annual base salary and target cash incentive award for fiscal 2022 as described above.

A schematic of the plan design for Messrs. Lowe and Reynolds is shown below:
When determining the level of award payable as performance-based cash incentive compensation, performance against each objective is weighted in determining the amount of the annual award payout. Under this design, if attainment of an individual objective did not meet the threshold performance level for that objective, no payment would be earned for that objective. If attainment of an individual objective was met or exceeded the threshold performance level for that objective, but fell below the target, a payment would be earned of at least 25% but less than 100% of the target award opportunity for such individual objective. If attainment of an individual objective met or exceeded the target performance level but fell below the maximum, a payment would be earned of at least 100% but less than 200% of the target award opportunity for such individual objective. The maximum payment for any individual objective, and subsequently the total annual award payout is 200% of the target award opportunity. The total annual award payout percentage is the sum of the percentage of achievement of each objective, rounded to the nearest whole percentage.
Performance Goals for Fiscal 2022
For fiscal 2022, the annual operational, financial and business goal targets approved by the Committee were stated in terms of revenue, non-GAAP gross margin, MOSFET chute yield performance, design-ins and pipeline generation, Mohawk Valley Fab automotive internal qualification status, and accomplishment of diversity, equity and inclusion initiatives. Each of the threshold, target, and maximum annual goals for fiscal 2022 for each performance measure were pre-established and approved by the Committee based upon a comparison to the Company results actually achieved in fiscal 2021 or based on the fourth quarter of fiscal 2021 “exit run rate” basis.
The performance goals established for fiscal 2022 are set forth below:

Performance Goal	Threshold	Target	Maximum
Company Revenue (1)	$650M	$760M	$912M
Company Non-GAAP Gross Margin %	32.5%	36.0%	43.2%
MOSFET Chute Yield Performance (2)	*	*	*
Design-ins and Pipeline Generation	$2.95B	$3.50B	$4.20B
Mohawk Valley Fab Internal Automotive Qualification (2)	*	*	*
Accomplishment of Diversity, Equity and Inclusion Initiatives	Aggregate 80% achievement	Aggregate 100% achievement	Aggregate 200% achievement

________________
(1)Note that the Company Revenue target for fiscal 2021 of $885 million included $307 million in fiscal 2021 revenue attributable to the divested LED Products business. On a continuing operations basis, the Company Revenue target for fiscal 2022 increased by over 30% year-over-year.
(2)We believe that disclosing the targeted and actual MOSFET chute yield performance and Mohawk Valley Fab internal auto qualification dates would cause competitive harm by revealing highly confidential and proprietary information about our manufacturing process and operations without adding meaningfully to the understanding of the Company’s executive compensation arrangements. However, like targets for all the performance goals, the Committee set the threshold, target, and maximum at definitive, rigorous and objective levels so as to require improvement in the Company’s performance and significant leadership effort and achievement by our executive team. More specifically, the Committee believed the target-level goal can be characterized as “strong performance,” meaning that based on historical performance, attainment of this performance level was uncertain when established (but the Committee believed that the target performance could be achieved), while the threshold goal was believed to be more likely to be achieved and the maximum goal represented a more aggressive level of performance.
Results and Actual Payouts for Fiscal 2022
The Company’s overall performance warranted a 90% payout under the performance-based cash incentive compensation based on the aggregate achievement of the objectives. The Company’s Design-in and pipeline generation objective was achieved at a maximum payout level ($6.4 billion performance against a target of $3.5 billion, with a maximum performance value of $4.2 billion). Objectives that were below target but above the threshold required to warrant a payout for each individual objective included Company Revenue ($746 million against a target of $760 million); Company Non-GAAP Gross Margin (35.6% against a target of 36.0%); Diversity, Equity and Inclusion Initiatives (90% achievement of goals); and the Company’s MOSFET chute yield performance for the fourth quarter of fiscal 2022. The Company’s Mohawk Valley Fab internal automotive qualification objective did not meet the threshold performance level and thus there was no payout associated with this performance objective.
Accordingly, the named executive officers received performance-based incentive cash awards for fiscal 2022 equal to 90% of their respective target annual performance-based cash incentive compensation award opportunity.

Executive Officer	Target Award		Total Amount Awarded	Total Award as a Percent of Target	Total Award as a Percent of Base Salary
Gregg A. Lowe	$1,225,000		$1,102,500	90%	126%
Neill P. Reynolds	$506,000	(1)	$455,400	90%	83%	(2)
________________
(1)Calculated based on the weighted average base salary and annual target performance-based cash incentive award opportunity in effect for fiscal 2022 as described under “—Cash Incentive Targets and Components of Performance-Based Cash Incentives” above.
(2)Calculated based on Mr. Reynolds’ prorated base salary of $550,000 calculated for purposes of his target cash incentive award for fiscal 2022 as described under “—Cash Incentive Targets and Components of Performance-Based Cash Incentives” above.
LTIP Equity Awards
Equity awards are granted to the named executive officers under the shareholder approved LTIP to motivate them to achieve our operational, financial and business objectives, align their performance with shareholder interests, providing an opportunity for these officers to increase their ownership in the Company, and also providing for executive officer retention. The Committee emphasizes the importance of shareholder value growth by endeavoring to create compensation packages for the named executive officers, with the majority of their target TDC opportunity for any fiscal year to be in the form of RSUs or PSUs granted under the LTIP.
The Committee makes all annual equity grants under the LTIP on the first business day of August to align the grant date with the Company’s internal focal performance review cycle, and also to award these grants close to the end of the prior fiscal year. The Committee awards equity grants without regard to any scheduled or anticipated release of material information and does not accelerate or delay equity grants in response to material information or delay the disclosure of information due to plans to make equity grants.

Fiscal 2022 Equity Awards
The Committee approved RSU and PSU equity grants to each of the named executive officers below in July 2021.

Executive Officer	RSUs	PSUs
Gregg A. Lowe	34,763	34,763
Neill P. Reynolds	8,022	8,022
In granting these annual equity awards, the Committee considered the compensation philosophy and objectives, competitive compensation data, the Company’s current and historical operational, financial and business performance, along with each named executive officer’s demonstrated ability to sustain performance over time. The Committee also reviewed annual equity usage and assessed the Company’s historical use of shares, as compared to the Peer Group companies. Specifically, the Committee determined that the Company’s annual burn rate as of the end of fiscal 2021, had averaged approximately 1.3% of average weighted shares outstanding for fiscal 2021, and approximately 2.4% for the three-fiscal year period, which the Committee has been advised by Aon was near and slightly less than the median rate among peer companies.
Based on these considerations and the TDC analysis prepared by Aon, the Committee determined that the August 1, 2021 equity grant amounts above were appropriate, because these equity grants awarded to the named executive officers, including the PSUs, reflected a target TDC between the 25th and 75th percentiles of the market data (based on the value of such equity at the time of grant). The Committee believes that the grant sizes at this level reinforce the focus on enhancing shareholder value and position the target TDC within the desired range. For fiscal 2022, 76% of Mr. Lowe’s TDC opportunity was in the form of RSUs and PSUs, and 58% of Mr. Reynolds’ TDC opportunity was in the form of RSUs and PSUs.
Equity awards are reflected as compensation for fiscal 2022 in accordance with applicable reporting requirements in the Fiscal 2022 Summary Compensation Table on page 37 under the “Stock Awards” column and in the Grants of Plan-Based Awards in Fiscal 2022 table on page 38.
Restricted Stock Units (RSUs)
Restricted stock units (RSUs), which are subject to time-based vesting, align the interests of the named executive officers with the interests of the Company’s shareholders as the value of RSUs fluctuates with the Company’s stock price. The primary value of RSUs, however, is that they create a strong incentive for retention, because RSUs have full value to the named executive officers upon vesting.
The RSUs granted in August 2021 to Messrs. Lowe and Reynolds for fiscal 2022 vest ratably in equal annual increments over four years from the grant date. Vesting ends upon termination of employment, and all unvested RSUs are forfeited; however, vesting accelerates upon death or termination of employment due to disability. Under the terms of the SLT Severance Plan (or for Mr. Lowe, his Change in Control Agreement), however, vesting of RSUs may also be accelerated in certain circumstances as discussed below.
Performance Stock Units (PSUs)
Performance stock units (PSUs) even further align the interests of the named executive officers with the interests of the Company’s shareholders because not only does the value of PSUs fluctuate with the Company’s stock price, but the performance criteria must first be met for the PSUs to be earned and vest. PSUs also serve our retention objectives similar to RSUs, because PSUs will have full value to the named executive officers if the PSUs are earned and vest.
For fiscal 2022, in July 2021 the Committee approved the grant of PSUs that would vest three years after the date of grant to the named executive officers. The actual number of shares earned under the PSUs at the end of the three years will be the number of PSUs awarded multiplied by the “Payout Factor” described below. The performance threshold for the PSUs will be based on the Company’s relative TSR compared to a peer group of companies listed on the Nasdaq Composite Index filtered by the Semiconductor, Semiconductor Equipment, and Electronics Equipment, Instruments and Component Sectors (the TSR Peer Group) over the period beginning on August 1, 2021 and ending immediately prior to the vesting date (the “Measurement Period”). The starting value for the calculation of the Payout Factor was the 90 trading-day average price for the Company’s common stock through August 1, 2021 and the ending value for the calculation will be the average Company share price for the 90 trading-days prior to the end of the Measurement Period. The TSR of the Company will then be compared to the TSR Peer group over the three-year period. The number of shares of the Company’s common stock that will be issued as payment will be calculated in accordance with the schedule below:

Relative Total Shareholder Return Ranking over Measurement Period	Payout Factor
75th Percentile or Higher	150%
50th Percentile	100%
25th Percentile	50%
Below 25th Percentile	0%
Straight line interpolation shall be used to determine the payout factor for performance that falls between the ranking levels shown above, provided that the payout factor for performance below the 25th percentile will be 0%, and the payout factor for performance at or above the 75th percentile will be capped at 150%. Vesting of the PSUs granted in August 2021 ends upon termination of employment. Under the terms of the SLT Severance Plan (or for Mr. Lowe, his Change in Control Agreement) or in the case of death or termination of employment due to disability, however, vesting of PSUs may be accelerated in certain circumstances as discussed below.
Additional Information
Other Benefits and Perquisites. Consistent with the Company’s compensation philosophy, the Committee seeks to limit the perquisites provided to the named executive officers. Generally, the named executive officers are eligible to, and participate in only those benefit and retirement programs available to other U.S. employees, including the Company’s 401(k) plan, health and welfare plans, group term life insurance plan and the Company’s employee stock purchase program. The named executive officers receive matching contributions under the 401(k) plan consistent with other participating employees. Such matching contributions for named executive officers for fiscal 2022 are included in the Fiscal 2022 Summary Compensation Table on page 37 under the “All Other Compensation” column.
The named executive officers are eligible to participate in a voluntary executive physical program. This benefit is intended to encourage named executive officers to receive regular comprehensive physical examinations, as their future health and well-being are important to the Company’s success. Each participant is encouraged to voluntarily elect a comprehensive physical examination once per calendar year at a facility designated by the Company.
No named executive officer received perquisites exceeding $10,000 for fiscal 2022.
Post-Termination Compensation Arrangements. The Committee has approved the severance benefits described below following termination of employment, both in the context of a change in control and in other circumstances, to encourage the named executive officers to act in the Company’s best interests without regard to potential concerns for loss of income in the event of a disagreement with management or the Board of Directors that leads to termination of employment. In connection with his appointment as CEO, the Company entered into a Change in Control Agreement with Mr. Lowe setting forth his severance benefits in the event of the termination of his employment by the Company without cause or by him for good reason. The SLT Severance Plan is designed to provide severance benefits to the executives who report directly to the CEO and who serve on the senior leadership team, including Mr. Reynolds, in the event of their termination of employment without cause or their resignation for good reason. Under the Change in Control Agreement and the SLT Severance Plan, severance benefits in connection with a change in control are subject to a double-trigger feature, which means that payments are not triggered on a change in control unless, in connection with the change in control, the executive either (1) is terminated without cause (but not as a result of his death or long-term disability); or (2) terminates his employment for good reason within 24 months of such change in control. See “Potential Payments upon Termination or Change in Control” on page 41 below for additional information on our severance arrangements with the named executive officers.
Share Ownership Guidelines. The Board of Directors has adopted Corporate Governance Guidelines for the Company that include share ownership guidelines for members of the Board of Directors and our executive officers. In fiscal 2022 the Company amended these guidelines to increase the ownership guideline for Mr. Lowe (from five times annual salary to six times his annual base salary). Under these guidelines, within five years after election or appointment:
•the CEO is expected to hold shares with a value not less than six times his annual base salary;
•each other executive officer is expected to hold shares with a value not less than two times the officer’s annual base salary; and
•each non-employee member of the Board of Directors is expected to hold shares with a value not less than five times the sum of the director’s annual cash retainers for service on the Board and on Board Committees.
Shares held and owned, including outstanding RSUs, count toward the share ownership requirement. Any outstanding stock option (vested or unvested) and outstanding PSU does not count toward the share ownership requirement. Presently all directors and executive officers are within these guidelines.

Anti-Pledging and Hedging Policies. The Company has adopted a Securities Trading Policy that prevents all employees, including our named executive officers, and directors from entering into any pledging or margin account transactions in Company stock. In addition, the Securities Trading Policy provides that hedging transactions in Company stock are prohibited for all employees (including officers) and directors.
Compensation Committee Report
The Compensation Committee met on August 29, 2022 and reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
THE COMPENSATION COMMITTEE

Thomas H. Werner, Chairman
Glenda M. Dorchak
Duy-Loan T. Le
Marvin A. Riley

Summary of Cash and Certain Other Compensation
The following table summarizes the compensation of the Company’s chief executive officer and all other persons who served as named executive officers during fiscal 2022.
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (2)	Total ($)
(a)	(b)	(c)	(d)		(e)	(g)	(i)	(j)
Gregg A. Lowe	2022	$875,000	—		$7,295,016	$1,102,500	$9,500	$9,282,016
CEO and President	2021	$873,558	—		$11,326,135	$1,078,000	$9,975	$13,287,668
	2020	$873,072	—		$6,239,408	—	$10,810	$7,123,290

Neill P. Reynolds	2022	$550,000	—		$1,683,417	$455,400	$13,616	$2,702,433
Executive Vice President and CFO	2021	$473,846	—		$1,888,434	$334,400	$11,071	$2,707,751
	2020	$473,468	$500,000	(3)	$4,174,728	—	$6,113	$5,154,309

________________
(1)Represents the aggregate grant date fair value of service-based RSUs and PSUs granted during the fiscal years shown calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC Topic 718. The aggregate grant date fair value is the amount we expect to expense in our financial statements over the award’s vesting schedule. See Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 26, 2022 for assumptions used in the calculations. There can be no assurance that the ASC Topic 718 grant date fair value amounts will ever be realized. For the PSUs that vest based on relative TSR, the probable outcome of achievement and grant date fair value was determined using a Monte Carlo simulation model. In connection with the preparation of the Summary Compensation Table for this proxy statement, the Company determined that the values previously disclosed for fiscal 2021 and 2020 for such amounts inadvertently underreported the grant date fair value as compared to the amounts determined pursuant to ASC Topic 718 included in our financial statements and have been corrected in the table above, with corresponding adjustments to column (j) “Total”. The aggregate amounts reported in column (e) “Stock Awards” have been increased as follows compared to the amounts previously reported for these years: (i) for fiscal 2021, $1,011,846 for Mr. Lowe and $252,962 for Mr. Reynolds, and (ii) for fiscal 2020, $344,931 for Mr. Lowe and $72,611 for Mr. Reynolds. With respect to PSUs with non-market-based vesting, at the grant date, the Company believed it was probable that the performance criteria applicable to such PSUs awarded to Mr. Lowe in fiscal 2021 would be met at target level. Assuming maximum level of achievement of the performance criteria for such non-market-based PSUs, the aggregate grant date fair value of the awards granted to Mr. Lowe for fiscal 2021 would be $13,212,369.
(2)Amounts listed in column (i) include matching contributions to the 401(k) retirement plan. No named executive officer received perquisites and personal benefits valued, in the aggregate, at $10,000 or more. Therefore, in accordance with Securities and Exchange Commission disclosure rules, this column does not reflect the value of the perquisites and personal benefits received for fiscal 2020 through 2022 unless previously disclosed.
(3)The amount reported includes the last payment for Mr. Reynolds’ cash sign-on bonus paid on Mr. Reynolds’ first anniversary with the Company.

Grants of Equity and Non-Equity Incentive Awards
The following table provides information about RSUs, PSUs and non-equity incentive plan awards granted to the named executive officers during fiscal 2022. All RSUs and PSUs were granted under the LTIP. No stock options were granted to the named executive officers in fiscal 2022.
Grants of Plan-Based Awards in Fiscal 2022

	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)
Gregg A.			$306,250	$1,225,000	$2,450,000							—	—	—	—
Lowe	8/1/2021	7/22/2021	—	—	—	17,381	(2)	34,763	(2)	52,144	(2)	—	—	—	$4,070,400
	8/1/2021	7/22/2021	—	—	—	—		—		—		34,763	—	—	$3,224,616

Neill P.			$126,500	$506,000	$1,012,000							—	—	—	—
Reynolds	8/1/2021	7/22/2021	—	—	—	4,011	(2)	8,022	(2)	12,033	(2)	—	—	—	$939,296
	8/1/2021	7/22/2021	—	—	—	—		—		—		8,022	—	—	$744,121

________________
(1)    Non-equity incentive plan awards represent the threshold, target and maximum amounts of cash incentive compensation payable under the performance units granted under the LTIP.  The actual amounts earned are disclosed in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”  Threshold payment amounts assume only the attainment of the minimum performance level for each individual goal and are paid at 25% of the target incentive.  Target payment amounts are paid at 100% of the target incentive and assume goal attainment of 100% of the target goals.  Maximum payment amounts reflect the payout cap of 200% of the target incentive, which assumes goal attainment of the maximum goals.  For fiscal 2022, the annual operational, financial and business goal targets approved by the Compensation Committee were stated in terms of revenue, non-GAAP gross margin, MOSFET chute yield performance, design-ins and pipeline generation, Mohawk Valley fab internal automotive qualification status, and accomplishment of DEI initiatives. For additional information regarding the LTIP and performance units, see “Compensation Discussion and Analysis” above.
(2)    The target represents the number of PSUs granted on the grant date. Actual shares earned and issued will be determined at the end of the measurement period (three years after grant date). The number of shares that will be issued is calculated by measuring the Company’s relative TSR on the third anniversary of the grant date as compared to the TSR Peer Group. If the Company’s TSR performance is at the 75th percentile or higher, the maximum number of shares will be issued. If the Company’s TSR performance is at the 50th percentile, the Target number of shares will be issued. If the Company’s TSR performance is at the 25th percentile, the Threshold number of shares will be issued. Linear interpolation shall be used to determine the payout level and shares issued for performance that falls between the 25th percentile and the 75th percentile, provided that there will be no shares issued for performance below the 25th percentile, and any performance above the 75th percentile results in the maximum number of shares issued. For additional information regarding the LTIP and the fiscal 2021 PSU awards, see “Compensation Discussion and Analysis” above.
(3)    The RSUs granted to Messrs. Lowe and Reynolds vest in four annual installments commencing on the first anniversary of the date of grant, provided the recipient continues service as an employee or as a member of the Board of Directors.

Outstanding Equity Awards
The following table provides information about outstanding equity awards held by the named executive officers as of June 26, 2022.
Outstanding Equity Awards at 2022 Fiscal Year-End

	Stock Awards (1)
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)

Gregg A. Lowe	108,995	(3)	$7,782,243	94,540	(4)	$6,750,156

Neill P. Reynolds	81,171	(5)	$5,795,609	14,985	(6)	$1,069,929

________________
(1)    The RSUs and PSUs listed were granted under the LTIP.
(2)    Market value of shares that have not vested is based on $71.40 per share (the closing price of our common stock as reported by the NYSE on June 24, 2022, the last business day of the Company’s fiscal 2022).
(3)    Includes RSUs that vest as to 32,533 shares on August 1, 2022, as to 14,684 shares on September 1, 2022, as to 32,532 shares on August 1, 2023, as to 20,556 shares on August 1, 2024, and as to 8,690 shares on August 1, 2025.
(4)    Includes (a) PSUs that vest as to 23,953 shares on August 1, 2022, as to 23,730 shares on August 1, 2023, and as to 17,381 shares on August 1, 2024 if the applicable performance targets for each period are satisfied (assuming threshold achievement and a Payout Factor of 50%), and (b) as to 29,476 shares on September 1, 2023, if the applicable performance targets are satisfied (assuming threshold achievement of the performance criteria against the pre-established targets and a Payout Factor of 50%).
(5)    Includes RSUs that vest as to 7,493 shares on August 1, 2022, as to 10,575 on August 27, 2022, as to 3,146 shares on September 1, 2022, as to 22,744 shares on April 1, 2023, as to 7,493 shares on August 1, 2023, as to 22,744 shares on April 1, 2024, as to 4,971 on August 1, 2024, and as to 2,005 shares on August 1, 2025.
(6)    Includes PSUs that vest as to 5,042 on August 1, 2022, as to 5,932 shares on August 1, 2023, and as to 4,011 on August 1, 2024 if the applicable performance targets for each period are satisfied (assuming threshold achievement and a Payout Factor of 50%).

Stock Option Exercises and Vesting of Restricted Stock
The following table provides information about option exercises and vesting of RSUs held by the named executive officers during fiscal 2022.
Option Exercises and Stock Vested in Fiscal 2022

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Gregg A. Lowe	—	—	191,430	$16,423,846	(1)

Neill P. Reynolds	—	—	54,540	$5,330,128	(2)

________________
(1)    The value realized on vesting is based on $92.76 per share (the closing price of our common stock as reported by Nasdaq on August 1, 2021) as to 23,842 RSU shares, $84.73 per share (the closing price of our common stock as reported by Nasdaq on September 1, 2021) as to 100,692 PSU shares and 14,684 RSU shares, and $84.97 per share (the closing price of our common stock as reported by Nasdaq on September 27, 2021) as to 52,212 RSU shares.
(2)    The value realized on vesting is based on $92.76 per share (the closing price of our common stock as reported by Nasdaq on August 1, 2021) as to 5,488 RSU shares, $86.95 per share (the closing price of our common stock as reported by Nasdaq on August 27, 2021) as to 10,575 RSU shares, $84.73 per share (the closing price of our common stock as reported by Nasdaq on September 1, 2021) as to 12,586 PSU shares and 3,146 RSU shares, and $112.93 per share (the closing price of our common stock as reported by the NYSE on April 1, 2022) as to 22,745 RSU shares.

Potential Payments upon Termination or Change in Control
We have various arrangements that provide the named executive officers with specified benefits if their employment is terminated under certain circumstances, as described below. In addition, these named executive officers participate in various benefit plans that may provide them with acceleration of equity awards or payments under certain circumstances, as described below.
Payments to the Named Executive Officers Made Upon Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control
The Change in Control Agreement with Mr. Lowe and the SLT Severance Plan for any other named executive officers in each case provide for certain payments to be made upon termination without cause or resignation for good reason in connection with a change in control. Mr. Lowe (under the Change in Control Agreement) and Mr. Reynolds (under the SLT Severance Plan), if his employment is terminated by us without cause but not as a result of his death or long-term disability, or by the executive for good reason, and the termination was in connection with a change in control, will be entitled to receive the following benefits:

Change in Control Agreement (Mr. Lowe):		SLT Severance Plan:
•	continued payment of Mr. Lowe’s base salary for 24 months;	•	continued payment of the executive’s regular salary for 18 months;
•	a lump sum payment equal to two times his target annual incentive award for the fiscal year in which the termination occurs;	•	a lump sum payment equal to 1.5 times the executive’s target annual incentive award for the year in which the termination occurs;
•	a lump sum payment equal to 24 multiplied by the COBRA premium in effect for the type of medical, dental, and vision coverage then in effect for Mr. Lowe;	•	a lump sum payment equal to 18 multiplied by the COBRA premium in effect for the type of medical, dental, and vision coverage then in effect for the executive;
•	full accelerated vesting with respect to his then outstanding, unvested RSUs and other equity awards that vest solely based on the passage of time, and full accelerated vesting with respect to his then outstanding, unvested PSUs, with all performance objectives deemed to have been satisfied at the greater of (i) the target level (target being a Payout Factor of 100%); and (ii) the actual performance level (with the date of the Change in Control being treated as the ending date for the measurement period and the effective stock price of the Change in Control being used for the calculation of relative total shareholder return); and	•
accelerated vesting of RSUs and options that are subject to time-based vesting requirements only, so that they become vested by the date employment terminates, and deemed vesting of any unvested PSUs at the greater of (i) the target level and (ii) the actual performance level; and

•	reimbursement by the Company for any loss incurred in the sale of Mr. Lowe’s primary North Carolina residence.	•	outplacement benefits for 12 months.
In the event amounts payable under the Change in Control Agreement or SLT Severance Plan, as applicable or otherwise are contingent on a change in control for purposes of Section 280G of the Internal Revenue Code of 1986, as amended, or the Code, and it is determined that any payment or benefit made or provided to the executive would be subject to the excise tax imposed by Section 4999 of the Code, the payments to such executive under the Change in Control Agreement or SLT Severance Plan, as applicable, will either be (i) paid in full or (ii) reduced to an amount that would not trigger the Section 280G-related excise tax, whichever results in the executive receiving the greatest after tax payment.
The Change in Control Agreement also provides that, if Mr. Lowe becomes generally disabled and his employment is terminated before he becomes eligible for benefits under our long-term disability program or if he elects to resign for good reason because the Company does not restore him to his prior position and level of authority after he ceases to be generally disabled, in each case in connection with a change in control, he will be entitled to severance benefits under the Change in Control Agreement.
Payments to the Named Executive Officers Made Upon Termination Without Cause or Resignation for Good Reason Not in Connection with a Change in Control
The Change in Control Agreement with Mr. Lowe and the SLT Severance Plan for any other named executive officers (for fiscal 2022, Mr. Reynolds) in each case provide for certain payments to be made upon termination without cause or resignation for good reason not in connection with a change in control. Mr. Lowe (under the Change in Control Agreement) and Mr. Reynolds (under the SLT Severance Plan), if his employment is terminated by us without cause but not as a result of his death or long-term disability, or by the executive for good reason, and the termination was not in connection with a change in control, will be entitled to receive the following benefits:

Change in Control Agreement (Mr. Lowe):		SLT Severance Plan:
•	continued payment of Mr. Lowe’s base salary for 18 months;	•	continued payment of the executive’s base salary for 12 months;
•	a lump sum payment equal to 1.5 times his target annual incentive award for the fiscal year in which the termination occur;	•	a lump sum payment equal to the executive’s annual incentive award for the fiscal year in which the termination occurred;
•	a lump sum payment equal to 18 multiplied by the COBRA premium in effect for the type of medical, dental, and vision coverage then in effect for Mr. Lowe; and	•
reimbursement for the additional costs of continuing the executive’s group medical, dental and vision coverage under COBRA for 12 months or until he is eligible for new healthcare coverage, whichever is shorter;

•	continued vesting of RSUs and options granted to Mr. Lowe under the LTIP that are subject to time-based vesting requirements only during the 18 months following the date of employment termination as if Mr. Lowe’s employment had not terminated, and continued vesting during the 18 months following the date of termination of PSUs in accordance with the terms of such awards as if Mr. Lowe’s employment had not terminated, although PSUs that may vest will be paid out based upon actual Company performance in accordance with the terms of the LTIP and the applicable award agreement, including prorating for the portion of time Mr. Lowe provided services to the Company over the course of the applicable performance period and such additional 18-month period, as applicable.	•
continued vesting of RSUs and options during the 12 months following the date of employment termination as if the executive’s employment had not terminated, and continued vesting of PSUs during the 12 months following the date of termination in accordance with the terms of such awards as if the executive’s employment had not terminated, although PSUs that may vest will be paid out based upon actual Company performance in accordance with the terms of the LTIP and the applicable award agreement, including prorating for the portion of time the executive provided services to the Company over the course of the applicable performance period and such additional 12-month period, as applicable; and

		•	outplacement benefits for 12 months.
Further Conditions to Severance Benefits
As a condition to the receipt of the benefits described above under the Change in Control Agreement, Mr. Lowe must (i) sign and not revoke a release of claims, (ii) refrain from disparaging the Company, its directors, or its officers for 24 months after termination, and (iii) continue to comply with the terms of the standard form of employee agreement regarding confidential information, intellectual property and noncompetition between Mr. Lowe and the Company (the “Confidential Information Agreement”), as amended by the Change in Control Agreement. Pursuant to the Change in Control Agreement, the period during which such noncompetition provisions of the Confidential Information Agreement apply will be (x) 24 months following Mr. Lowe’s termination (or such longer period used to calculate continued salary payments) in the event that he is entitled to severance payments in connection with a change in control as described above or (y) 18 months in the event that Mr. Lowe is entitled to severance payments not in connection with a change in control.
As a condition of eligibility to participate in the SLT Severance Plan, each executive must (i) sign and not revoke a release of claims, (ii) sign a participation agreement under which, among other things, such executive agrees to waive any rights he might still have under certain other Company sponsored severance programs; and (iii) continue to comply with the terms of the executive’s Confidential Information Agreement, which, in the event that the executive is entitled to severance payments in connection with a change in control as described above, will be amended by the release to provide that the post-separation restrictive period applicable to the noncompetition and nonsolicitation provisions contained therein will extend until the end of the 18-month period following the executive’s termination date (or such longer period used to calculate continued salary payments).
Definitions
The terms “cause,” “good reason,” “change in control” and “in connection with a change in control” are defined in the Change in Control Agreement and SLT Severance Plan as follows:
“Cause” means:

Change in Control Agreement (Mr. Lowe):		SLT Severance Plan:
•
Mr. Lowe’s willful and continued failure to substantially perform the reasonable and lawful duties and responsibilities of his position that is not corrected after one written warning detailing the concerns and offering Mr. Lowe a reasonable period of time to cure;
•
an executive’s willful and continued failure to substantially perform the reasonable and lawful duties and responsibilities of the executive’s position that is not corrected after one written warning detailing the concerns and offering him a reasonable period of time to cure;

•	any material and willful violation of any federal or state law by Mr. Lowe in connection with his responsibilities as an employee of the Company;	•
any material and willful failure of an executive to comply with Company policies (including but not limited to the Company’s Code of Conduct), applicable government laws, rules and regulations and/or reasonable directives of the CEO or Board of Directors;

•
any act of personal dishonesty taken by Mr. Lowe in connection with his responsibilities as an employee of the Company with the intention or reasonable expectation that such may result in his personal enrichment;
•
any dishonest or illegal action (including, without limitation, embezzlement) or any other action whether or not dishonest or illegal by an executive which is materially detrimental to the interest and well-being of the Company, including, without limitation, harm to its reputation;

•
Mr. Lowe’s conviction of, or plea of nolo contendere to, or grant of prayer of judgment continued with respect to, a felony that the Board of Directors reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business; or
•
an executive’s conviction of, or plea of nolo contendere to, or grant of prayer of judgment continued with respect to, a felony that the Board of Directors reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business;

•	Mr. Lowe materially breaching his Confidential Information Agreement, which breach is not cured.	•	an executive’s material breach of his Confidential Information Agreement.
•
an executive’s failure to fully disclose any material conflict of interest that he may have with the Company in a transaction between the Company and any third party which is materially detrimental to the interest and well-being of the Company; or

Change in Control Agreement (Mr. Lowe):	SLT Severance Plan:
	•	an executive’s commission of any act or omission that has caused or could cause material reputational damage to the Company.
“Good reason” generally mean the occurrence of any of the following without the executive’s consent, and not due to cause, within the timeframes specified in the definition of “in connection with a change in control” below, if applicable, subject to certain notice and cure provisions:

Change in Control Agreement (Mr. Lowe):		SLT Severance Plan:
•	a material reduction in Mr. Lowe’s authority, duties or responsibilities, including removal from, or a failure to elect Mr. Lowe to, the Board of Directors;	•
a material reduction in the executive’s authority, duties or responsibilities, provided however, that this will not apply to the sale, transfer or other disposition of all or substantially all of the stock or assets of a business unit for which the applicable executive was not the primary executive responsible;

•
a material reduction in Mr. Lowe’s base salary or target annual and long-term incentive compensation, other than a one-time reduction in either case that also is applied to substantially all other executive officers of the Company, provided that Mr. Lowe’s reduction is substantially proportionate to the reduction applied to substantially all other executive officers;
		•	a material reduction in the executive’s annual base salary, target annual compensation (bonus), or long-term incentive compensation (including, but not limited to equity compensation);
•	the Company requiring Mr. Lowe to report to anyone other than the Board of Directors; or	•	the Company requiring the executive to report to anyone other than the CEO of the Company; or
•
the Company requiring Mr. Lowe to relocate his principal place of business or the Company relocating its headquarters, in either case to a facility or location outside of a 35 mile radius (or such longer distance that is the minimum permissible distance under the circumstances for purposes of the involuntary separation from service standards under the Treasury Regulations or other guidance under Section 409A of the Code) from Mr. Lowe’s current principal place of employment.
•
the Company requiring the executive to relocate his principal place of business or the Company relocating its headquarters, in either case to a facility or location outside of a 35 mile radius from his current principal place of employment.

“Change in control” generally means any of the following events:
•any person or group of persons becomes the beneficial owner of 50% or more of our outstanding common stock or the combined voting power of our securities entitled to vote generally in the election of directors;
•a sale or other disposition of all or substantially all of our assets;
•shareholder approval of a definitive agreement or plan to liquidate our company;
•a merger or consolidation of our company with and into another entity, unless immediately following such transaction (1) more than 50% of the members of the governing body of the surviving entity were incumbent directors at the time of execution of the initial agreement providing for such transaction; (2) no person or group of persons is the beneficial owner, directly or indirectly, of 50% or more of the equity interests of the surviving entity or the combined voting power of the equity interests of the surviving entity entitled to vote generally in the election of members of its governing body; and (3) more than 50% of the equity interests of the surviving entity and the combined voting power of the equity interests of the surviving entity entitled to vote generally in the election of members of its governing body is beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the shares of common stock immediately prior to such transaction in substantially the same proportions as their ownership immediately prior to such transaction;
•a change in the majority of the incumbent directors of the Board of Directors during a consecutive 24-month period during the executive’s employment term, excluding such changes resulting from directors who are elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors qualifying as incumbent directors; or
•in the case of the SLT Severance Plan, the sale, transfer or other disposition of all or substantially all of the stock or assets of a business unit of the Company or a similar transaction as the Board of Directors, in its sole discretion, may determine to be a “change in control”; provided, however, that “change in control” will not include (1) a transaction the sole purpose of which is to change the state of our incorporation; or (2) the initial public offering of the stock of a business unit of our company, and any subsequent sell down of the stock of the business unit by our company.
“In connection with a change in control” means either:
•within the period of time between the commencement of a tender offer or our entry into a written agreement with another party that contemplates a transaction, the consummation of either of which would result in a change in control and the occurrence of either the resulting change in control or the termination or expiration of the tender offer or the written agreement without the occurrence of a change in control; or
•within 24 months following a change in control.
LTIP
The LTIP provides for potential acceleration of equity awards in the event of a proposed sale of all or substantially all of our assets or stock, the merger of our company with or into another corporation such that our shareholders immediately prior to the merger exchange their shares of stock for cash and/or shares of another entity or any other corporate transaction to which the Compensation Committee deems appropriate. Upon such an event, if the successor corporation does not agree to assume the outstanding equity awards or to substitute equivalent awards, the Compensation Committee has discretion to provide for the participants in the LTIP to have the right to exercise, for a period of 15 days, their stock options or other awards as to all shares, including shares as to which the options or other awards would not otherwise be exercisable (or with respect to restricted stock or stock units, provide that all restrictions will lapse). The stock options or other awards will terminate upon the expiration of the 15-day period to the extent not exercised.
The award agreements under the LTIP provide for accelerated vesting of RSUs and PSUs in the event of a participant’s death or upon the effective date of the determination of the executive officer’s long-term disability. For PSUs, vesting is accelerated in full on the date of death or on the effective date of the determination of the disability. However, the PSUs will not pay out until the end of the applicable three-year period and the payout at that time will be determined based on actual performance.
Amounts of Potential Payments upon Termination or Change in Control
The following table provides information concerning the estimated payments and benefits that would be provided to each of the named executive officers in the event of a termination of employment or change in control, or both.
Payments and benefits are estimated using the following assumptions: (1) the triggering event took place on June 24, 2022, the last business day of fiscal 2022, or the Trigger Date; (2) the price per share of our common stock on the Trigger Date was $71.40, which represents the closing price of our common stock as reported by the NYSE on the last trading day preceding such date; and (3) all amounts are based on compensation and benefit agreements, plans and arrangements in effect on the Trigger Date notwithstanding subsequent changes in such agreements, plans and arrangements for fiscal 2023. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or if the actual results differ from the assumptions described herein.

Potential Payments and Benefits to Named Executive Officers upon
Termination of Employment or Change in Control

Name	Triggering Event	Type of Payment/Benefit	Amount
Gregg A. Lowe	Death or termination of employment due to	Annual incentive award (1)	$1,102,500
	long-term disability	Vesting acceleration (2)	21,282,769
			$22,385,269
	Change in control (not involving	Annual incentive award (4)	$122,500
	termination of employment) (3)		$122,500
	Termination without cause or resignation	Base salary (18 months)	$1,312,500
	for good reason not in connection with a	Incentive awards	1,837,500
	change in control (5)	COBRA premiums (18 months)	34,925
		Continued vesting (18 months)	16,712,527
			$19,897,452
	Termination without cause or resignation	Base salary (24 months)	$1,750,000
	for good reason in connection with a	Incentive awards	2,450,000
	change in control (5)	COBRA premiums (24 months)	46,567
		Vesting acceleration	21,282,769
			$25,529,336
Neill P. Reynolds	Death or termination of employment due to	Annual incentive award (1)	$455,400
	long-term disability	Vesting acceleration (2)	7,935,610
			$8,391,010
	Change in control (not involving	Annual incentive award (4)	$506,000
	termination of employment) (3)		$506,000
	Termination without cause or resignation	Base salary (12 months)	$600,000
	for good reason not in connection with a	Incentive awards	600,000
	change in control (5)	COBRA premiums (12 months)	14,729
		Continued vesting (12 months)	3,616,910
		Outplacement services (12 months)	12,000
			$4,843,639
	Termination without cause or resignation	Base salary (18 months)	$900,000
	for good reason in connection with a	Incentive awards	900,000
	change in control (5)	COBRA premiums (18 months)	22,093
		Vesting acceleration	7,935,610
		Outplacement services (12 months)	12,000
			$9,769,703
________________
(1)    Based on actual results for performance using 90% performance measurement for the Company-wide operational, financial and business goals. To the extent that threshold targets are achieved making annual incentive award payable, actual amount payable to the executive will vary based on performance measurement and the duration of any leave of absence prior to death or termination due to long-term disability.
(2)    Vesting is automatically accelerated for RSUs and PSUs in the event of death or upon the effective date of the determination of the executive officer’s long-term disability pursuant to the terms of the award agreements under the LTIP. However, the PSUs will not be settled until the vesting date (third anniversary of the grant date) and the number of shares that will be issued at that time in settlement of the PSUs will be calculated based on actual performance. The value above assumes achievement of target performance.
(3)    Pursuant to the SLT Severance Plan, the performance conditions for any outstanding PSUs at the time of a change in control not involving a termination of employment shall be deemed to have been met and achieved at the greater of (a) the target level and (b) the actual performance level (with the date of the change in control being treated as the ending date for the measurement period and the effective stock price of the change in control being used for the calculation of relative TSR). Such PSUs shall thereafter continue to time-vest in accordance with the terms of the award; provided, however, that any then remaining unvested PSUs shall immediately vest in full in the event of a termination without cause or resignation for good reason. Except as described above, no accelerated vesting will occur for equity awards under the LTIP in connection with a change in control not involving termination of employment unless the outstanding awards are not assumed by the successor in connection with a change in control, and the Compensation Committee, in its discretion, accelerates vesting of the outstanding but unvested awards. If awards were not assumed by the successor and the Compensation Committee exercised its discretion to the fullest extent possible and determined that 100% of the outstanding awards should be vested (in the case of PSUs, based on achievement at target level as of the date of the change of control), the named executive officers would have received the following additional amounts: $21,282,769 for Mr. Lowe and $7,935,610 for Mr. Reynolds.
(4)    The performance units granted to Messrs. Lowe and Reynolds provide that the performance measurement for determining his annual incentive award will be no less than 100% if a change in control occurs during the performance period. The amount in the table represents the additional amount each of Messrs. Lowe and Reynolds would have received as a result of this provision and excludes any amount he would otherwise be entitled to receive based on actual performance results.
(5)    The triggering event, along with resulting benefits, is defined in the Change in Control Agreement for Mr. Lowe and the SLT Severance Plan for Mr. Reynolds.

CEO Pay Ratio Disclosure
Securities and Exchange Commission rules require the Company to disclose the ratio of the total annual compensation of our CEO to the total annual compensation of our median employee.
As of June 26, 2022, we employed approximately 4,017 individuals located primarily in the United States, with less significant representation in China (including Hong Kong), Taiwan, South Korea, Japan, Malaysia, India, Israel and Europe. During fiscal 2022, there was no change to our employee population or compensation arrangements that we believe would significantly affect our pay ratio disclosure. Further, there was no change in the circumstances of the employee identified as the median employee for fiscal 2021 that we believe would result in a significant change in our pay ratio disclosure for fiscal 2022. Accordingly, we have used the same median employee, initially identified for fiscal 2021, in our pay ratio calculation for fiscal 2022. In determining the median employee, we included our global employee population as of June 27, 2021.
The median employee compensation was identified using a consistently applied compensation measure of target annual compensation for fiscal 2021, consisting of base salary, estimated profit sharing or incentive compensation with a performance period of one year or less, as applicable, and shift differential, calculated using internal human resources records. As allowed under Securities and Exchange Commission rules, base pay was annualized for full-time or part-time permanent employees hired during fiscal 2021 to reflect a full year of service.
We selected the median employee to determine the required ratio by:
•Calculating the compensation based on the consistently applied measure of target annual compensation as described above of all of our employees except the CEO;
•Determining the median employee from our employee population based on this consistently applied compensation measure; and
•Identifying the ten employees whose target annual compensation was situated above and below this median and calculating total annual compensation for this subset of employees using the same methodology we use for our named executive officers as set forth in the fiscal 2021 Summary Compensation Table in accordance with Item 402 of Regulation S-K (the “Item 402 Rules”), excluding any employee who had anomalous compensation characteristics, to ensure that our selected median employee reflects our population as a whole and supports the reasonableness of our consistently applied compensation measure.
We calculated the total annual compensation of our CEO and of the median employee for fiscal 2022 using the Item 402 Rules. The total annual compensation for our CEO for fiscal 2022 was $9,282,016, the total annual compensation for the median employee was $73,303, and the resulting ratio of these amounts is 127 to 1.
This pay ratio is a reasonable estimate calculated in a manner consistent with the Securities and Exchange Commission Item 402 Rules based on our payroll and employment records and the methodology described above. Because the Securities and Exchange Commission Item 402 Rules for identifying the median-compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the amount of compensation of the median-compensated employee and the pay ratio reported by other companies may not be comparable to our estimates reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Equity Compensation Plans
As of September 2, 2022:
•There were options to purchase 48,412 shares of our common stock outstanding under all of our equity compensation plans, including legacy plans under which we will make no more grants. The weighted average remaining life of these outstanding options was 0.95 years, and the weighted average exercise price was $25.01.
•There were 2,436,677 shares subject to outstanding stock awards that remain subject to forfeiture.
•There were 4,072,930 shares available for future grants under the LTIP, 5,530,777 shares available for future issuance under the 2020 Employee Stock Purchase Plan, or the ESPP, and 43,704 shares available for future issuance under the Non-Employee Director Stock Compensation and Deferral Program, or the Deferral Program.
The following table provides information, as of June 26, 2022, for all of the Company’s compensation plans (including individual compensation arrangements) under which it is authorized to issue equity securities.
Equity Compensation Plan Information

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)		(b) Weighted average exercise price of outstanding options, warrants and rights (2)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (1)
Equity compensation plans approved by security holders	1,962,531	(3)	$25.12	10,540,208	(4)
Equity compensation plans not approved by security holders	18,451	(5)	—	43,914	(6)
Total	1,980,982		$25.12	10,584,122
________________
(1)    Refers to shares of the Company’s common stock.
(2)    The weighted average exercise price relates solely to outstanding stock option shares because shares subject to RSUs and PSUs have no exercise price.
(3)    Includes shares issuable upon exercise of outstanding options and vesting of outstanding RSUs and PSUs under the Company’s LTIP - 1,962,531 shares.
(4)    Includes shares remaining for future issuance under the following plans in the amounts indicated: LTIP - 5,009,431 shares and ESPP - 5,530,777 shares.
(5)    Includes deferred shares issued under the Deferral Program - 18,451 shares.
(6)    Includes shares remaining for future issuance under the Deferral Program.
As of June 26, 2022, the only compensation plan or arrangement under which the Company is authorized to issue equity securities and which has not been previously approved by the shareholders is the Deferral Program. The following is a brief description of the material features of this plan; this description is not intended to be a complete description of the plan and is qualified in its entirety by reference to the full text of the plan:
Deferral Program. The Company offers its non-employee directors the opportunity to receive all or a portion of their cash compensation in shares of the Company’s common stock and to defer the time of receipt of such shares. A non-employee director may elect to receive a lump sum payment or annual installment payments of the shares following such director’s separation from service with the Company. Non-employee directors must make their deferral elections by December 31 of the prior year. The Board of Directors adopted the plan in August 2009, and it became effective on January 1, 2010. As of June 26, 2022, there were 100,000 shares reserved for issuance under the Deferral Program, of which 56,086 shares have been credited to directors’ accounts or issued.

DIRECTOR COMPENSATION
Summary of Cash and Certain Other Compensation
The following table summarizes the annual and long-term compensation of each of our non-employee directors who served during fiscal 2022.
Director Compensation for Fiscal 2022

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Glenda M. Dorchak (2)	$85,000	$188,863	$273,863
John C. Hodge (3)	$90,000	$188,863	$278,863
Clyde R. Hosein (4)	$105,000	$188,863	$293,863
Darren R. Jackson (5)	$145,000	$188,863	$333,863
Duy-Loan T. Le (6)	$85,000	$188,863	$273,863
John B. Replogle (7)	$95,000	$188,863	$283,863
Marvin A. Riley (8)	$85,000	$188,863	$273,863
Thomas H. Werner (9)	$95,000	$188,863	$283,863
__________________________
(1)    Amounts listed in the Stock Awards column represent the aggregate grant date fair value of awards granted during fiscal 2022 calculated in accordance with ASC Topic 718. These amounts relate to the annual grant of 2,229 RSUs on September 1, 2021. All awards were made under the LTIP. For a discussion of the assumptions used to value these awards, see Note 13 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended June 26, 2022.
(2)    As of June 26, 2022, Ms. Dorchak held 3,465 RSUs of which 2,229 vested on September 1, 2022. The remaining 1,236 RSUs will vest on January 27, 2023.
(3)    As of June 26, 2022, Mr. Hodge held 2,229 RSUs which vested on September 1, 2022.
(4)    As of June 26, 2022, Mr. Hosein held 2,229 RSUs which vested on September 1, 2022.
(5)    As of June 26, 2022, Mr. Jackson held 2,229 RSUs which vested on September 1, 2022. In addition, Mr. Jackson elected $70,000 of fees earned in fiscal 2022 to be issued in shares through the Deferral Program.
(6)    As of June 26, 2022, Ms. Le held 2,229 RSUs which vested on September 1, 2022.
(7)    As of June 26, 2022, Mr. Replogle held 2,229 RSUs which vested on September 1, 2022. In addition, Mr. Replogle elected $47,500 of fees earned in fiscal 2022 to be issued in shares through the Deferral Program.
(8)    As of June 26, 2022, Mr. Riley held 2,229 RSUs which vested on September 1, 2022.
(9)    As of June 26, 2022, Mr. Werner held 2,229 RSUs which vested on September 1, 2022.

Summary of Director Compensation Program
Non-employee directors are compensated for Board of Directors service through a combination of a cash retainer and grants of RSUs. We also reimburse directors for expenses incurred in serving as a director. Directors who are also employed by us are not separately compensated for their service on the Board of Directors.
Each non-employee director then serving on the Board who has been nominated for re-election is granted RSUs on the first business day of September vesting in full on the first anniversary of the date of grant. For fiscal 2022, the number of RSUs granted was determined by dividing $200,000 by the 30 trading-day average closing stock price of the Company’s common stock ending one trading day prior to the date of grant. Non-employee directors appointed to fill a vacancy between annual meetings of shareholders are granted RSUs as provided above. Vesting of all equity awards is subject to continued service; provided, however, that the Compensation Committee will allow RSUs to continue to vest until the next annual meeting of shareholders for a director who steps down from the Board before his or her time expires under certain circumstances.
In fiscal 2022, non-employee directors were paid the following quarterly cash retainers: $17,500 for service as a member of the Board; $20,000 for service as Chairman of the Board; $7,500 for service as Audit Committee Chair; $5,000 for service as Compensation Committee Chair; $2,500 for service as Governance and Nominations Committee Chair; $3,750 for service as a member of the Audit Committee; $2,500 for service as a member of the Compensation Committee; and $1,250 for service as a member of the Governance and Nominations Committee. Committee chairs receive the retainer for service as chair in addition to the retainer for committee membership. Unless another compensation arrangement is put in place at the time of special committee formation, non-employee directors may also receive meeting fees of $1,000 for service as a committee member or $2,000 for service as committee chair of any additional committee of the Board of Directors that may be formed in the future.
Non-employee directors may elect to participate in the Deferral Program. Under this plan, a participant will receive shares of our common stock in lieu of all or a portion of the quarterly retainer and any meeting fees earned. The number of shares will be determined quarterly by dividing the applicable fees by the fair market value of a share, with fair market value for this purpose defined as the closing price on the NYSE on the first business day following announcement of financial results for the previous fiscal quarter. A participant in the plan may also choose to defer receipt of the shares until after his or her separation from service as a director. A participant who elects to defer receipt of shares may choose either a lump sum distribution, to be made in any of the first five years after the year of separation from service as a director, or a series of up to five installment distributions ending not later than the fifth year after separation from service. In the event of the death of a participant, either while serving as a director or after separation of service, any deferred distributions will be made within ninety days after the date of death.
Compensation Committee Interlocks and Insider Participation
Messrs. Riley and Werner and Mses. Dorchak and Le served on our Compensation Committee during fiscal 2022. None of these individuals has ever served as an officer or employee of our Company or any of our subsidiaries, nor were they involved in any related person transaction during fiscal 2022. No interlocking relationships existed during fiscal 2022 between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
The Audit Committee has reappointed PricewaterhouseCoopers LLP to audit the consolidated financial statements of the Company for fiscal 2023. PricewaterhouseCoopers LLP was first engaged as our independent auditors for fiscal 2014 and has served as our independent auditors for each subsequent fiscal year. A representative from PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.
Although shareholder ratification of the appointment is not required by law or the Company’s Bylaws, the Audit Committee has determined that, as a matter of corporate governance, the selection of independent auditors should be submitted to the shareholders for ratification. If the appointment of PricewaterhouseCoopers LLP is not ratified by a majority of the votes cast at the Annual Meeting, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP in the future. Even if the appointment is ratified, the Audit Committee may change the appointment at any time during the year if it determines that the change would be in the Company’s best interest and the best interests of the shareholders.
The Board of Directors recommends
shareholders vote FOR Proposal No. 2.
Report of the Audit Committee
The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process and audits of the Company’s financial statements, including its internal controls over financial reporting. The full responsibilities of the Audit Committee are described in a written charter adopted by the Board of Directors, a copy of which is posted on the Company’s website at www.wolfspeed.com. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles, as well as expressing opinions on the effectiveness of the Company’s internal controls.
In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements, management’s assessment and report on the effectiveness of the Company’s internal controls, the independent auditors’ attestation report on the Company’s internal controls and the processes that support certifications of the Company’s financial statements by the Company’s CEO and CFO. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, including Auditing Standard No. 1301, Communications with Audit Committees, and the Securities and Exchange Commission. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence and has discussed with the auditors the auditors’ independence.
The members of the Audit Committee in carrying out their duties are not engaged in the practice of accounting and do not act as auditors. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact independent.
The Audit Committee routinely meets privately with the Company’s internal auditor and the independent auditors.

Based upon the review and discussions described in this report and, subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 26, 2022 for filing with the Securities and Exchange Commission.
THE AUDIT COMMITTEE
Clyde R. Hosein, Chairman
John C. Hodge
Darren R. Jackson
John B. Replogle
Independent Auditor Fee Information
The fees of PricewaterhouseCoopers LLP for the fiscal years shown were as follows:

	Fiscal 2022	Fiscal 2021
Audit Fees	$2,428,484	$4,620,000
Audit-Related Fees	590,000	110,000
Tax Fees	115,196	89,800
All Other Fees	3,876	3,000
Total	$3,137,556	$4,822,800
Audit Fees. This category includes fees billed for the fiscal year shown for the audits of the Company’s annual financial statements and internal control over financial reporting, review of the financial statements included in the Company’s quarterly reports on Form 10-Q and statutory audits.
Audit-Related Fees. This category includes fees billed in the fiscal year for assurance and related services that are reasonably related to the performance of the audits. During the current fiscal year, these services related to non-recurring internal control procedures.
Tax Fees. This category includes fees billed in the fiscal year shown for professional services for tax compliance, tax planning, transfer pricing documentation assistance and tax advice.
All Other Fees. This category includes fees billed in the fiscal year shown for online research tool access.
All audit and permissible non-audit services provided by the Company’s independent auditors, as well as the fees for such services, must be pre-approved by the Audit Committee. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decisions are reported to the full Audit Committee at its next scheduled meeting. The Committee has delegated such authority to the Committee’s chairman. Any pre-approval is generally for the current fiscal year, and any pre-approval is detailed as to the particular service or category of services. All audit and non-audit services provided by PricewaterhouseCoopers LLP during fiscal 2022 and fiscal 2021 were approved pursuant to these procedures.

PROPOSAL NO. 3—ADVISORY (NONBINDING) VOTE
TO APPROVE EXECUTIVE COMPENSATION
As discussed in the Compensation Discussion and Analysis section of this proxy statement, the Company’s executive compensation program is designed to enhance shareholder value by providing compensation packages that enable the Company to attract and retain talented executives, align the interests of the Company’s executives with the long-term interests of shareholders and motivate executives to achieve the Company’s business goals and objectives. We believe that our compensation policies and procedures reward executive officers for both their performance and the Company’s performance and that such compensation policies and procedures create incentives for the Company’s executive officers that are strongly aligned with the long-term interests of shareholders.
As required by Schedule 14A of the Exchange Act, we are providing shareholders with an advisory (nonbinding) vote to approve the compensation of the Company’s named executive officers as described in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, is designed to give you as a shareholder the opportunity to endorse or not endorse the Company’s executive compensation program through the following resolution:
“Resolved, that the shareholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Company’s proxy statement for the 2022 annual meeting of shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure.”
When you cast your vote, we urge you to consider the description of the Company’s executive compensation program contained in the Compensation Discussion and Analysis section of this proxy statement and the accompanying tables and narrative disclosure, as well as the following factors:
•Aggressive operational, financial and business targets for performance-based short-term cash incentive compensation. The Committee established challenging annual Company-wide operational, financial and business targets and objectives for the fiscal 2022 performance-based cash incentive programs that applied to the Company’s named executive officers. The targeted payout for Mr. Lowe of 140% of base salary did not change from fiscal 2021 to fiscal 2022. In November 2021, Mr. Reynolds’ annual target cash incentive award was increased from 80% to 100% of base salary. For fiscal 2022, Mr. Reynolds’ prorated base salary for purposes of his cash incentive award was $550,000, and his prorated target was 92%. For both Messrs. Lowe and Reynolds, the performance-based cash incentive compensation opportunity for each was based on the named executive officer’s specific target performance-based cash incentive percentage, individual performance, and company performance as measured by six individually weighted corporate objectives: (1) Company-wide revenue (30%); (2) non-GAAP gross margin (30%); (3) MOSFET chute yield performance (10%); (4) design-ins and pipeline generation (10%); (5) Mohawk Valley Fab internal automotive qualification status (10%); and (6) accomplishments of certain diversity, equity and inclusion initiatives (10%). The Company’s aggregate weighted performance resulted in an 90% achievement/payout level for fiscal 2022, and therefore Messrs. Lowe and Reynolds received payouts equaling 90% of their individual targets of annual cash incentive compensation under the LTIP as described in “Elements of Executive Compensation and Analysis of Fiscal 2021 Compensation Decisions—Performance-Based Cash Incentive Compensation (LTIP)—Results and Actual Payouts for Fiscal 2022” in “Compensation Discussion and Analysis” above.
•Proportion of variable and performance-based pay. Based on the Committee’s pay for performance philosophy, as a direct result of the Committee’s compensation decisions, approximately 90% of Mr. Lowe’s target total direct compensation for fiscal 2022 was comprised of variable pay in the form of short-term cash incentives and long-term equity awards, and approximately 78% of Mr. Reynolds’ target total direct compensation for fiscal 2022 was comprised of these components. For fiscal 2022, 52% of Mr. Lowe’s target total direct compensation was comprised of performance-based pay in the form of short-term cash incentives and PSUs. Similarly, approximately 49% of Mr. Reynolds’ target total direct compensation for fiscal 2022 was comprised of performance-based pay in the form of short-term cash incentives and PSUs.

•Long-term equity compensation. For fiscal 2022, the Company granted regular annual equity awards to Mr. Lowe and Mr. Reynolds in the form of RSUs and PSUs to align the interests of the named executive officers with Company shareholders, to drive financial and business objectives, and to facilitate named executive officer retention.
•Solicitation of shareholder feedback and revisions to compensation programs. As discussed on pages 22-23 and pages 26-27, the Company contacted and discussed with shareholders the Company’s executive compensation design and rationale, continued to actively engage in dialogue with shareholders during fiscal 2022, and has made changes to its compensation programs for fiscal 2022 and fiscal 2023 based on such dialogue.
Because your vote is advisory, it will not be binding upon the Board of Directors, will not overrule any decision by the Board of Directors and will not create or imply any additional fiduciary duties on the Board of Directors or any member thereof. The Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation arrangements.
The Board of Directors recommends
shareholders vote FOR Proposal No. 3.

OTHER MATTERS
Other Business
Other than the election of the nine directors listed in this proxy statement, ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending June 25, 2023 and the advisory (nonbinding) vote to approve executive compensation, as described in this proxy statement, the Board of Directors presently knows of no other business to be conducted at the 2022 Annual Meeting of Shareholders. Under the Company’s Bylaws, any shareholder desiring to present a proposal for consideration at the meeting, including any director nomination, was required to give the Company written notice of the proposal in accordance with the Bylaws by July 27, 2022. No timely notices meeting the Bylaw requirements have been received. Should any other business properly come before the meeting, the persons named in the proxies solicited by the Board of Directors may vote the shares represented by the proxy in their discretion, except that under the rules of the Securities and Exchange Commission such proxies cannot be voted for more than nine nominees.
2023 Annual Meeting of Shareholders
Pursuant to the rules of the Securities and Exchange Commission, shareholder proposals submitted for inclusion in the Company’s proxy statement and form of proxy for the annual meeting to be held in 2023 must be received by the Company not later than May 17, 2023, and must comply with the Securities and Exchange Commission’s rules in other respects.
Other shareholder proposals to be presented at the annual meeting in 2023, including director nominations, must comply with the notice requirements of the Company’s Bylaws and be delivered to the Company not later than July 26, 2023, nor earlier than June 26, 2023. Any such proposals should be sent via means that afford proof of delivery to the Secretary at the Company’s principal executive offices.
Procedures for Director Nominations
Under the charter of the Governance and Nominations Committee, the Committee is responsible for identifying from a wide field of candidates, including women and minority candidates, and recommending that the Board of Directors select qualified candidates for membership on the Board of Directors. In identifying candidates, the Committee takes into account such factors as it considers appropriate, which may include the factors listed on page 6. The Committee is also authorized to develop additional policies regarding Board size, composition and member qualification. The Governance and Nominations Committee annually reviews its charter and recommends changes to the Board of Directors for approval when deemed advisable.
The Governance and Nominations Committee is responsible for evaluating suggestions concerning possible candidates for election to the Board of Directors submitted to the Company, including those submitted by Board members (including self-nominations) and shareholders. All candidates, including those submitted by shareholders, will be evaluated by the Committee on the same basis as other candidates using the Board of Directors membership criteria described above and in accordance with applicable procedures. The Governance and Nominations Committee annually considers the size, composition and needs of the Board of Directors in light of the criteria listed on page 6, and accordingly considers and recommends candidates for membership on the Board of Directors based on these criteria. Once candidates have been identified, the Committee will determine whether such candidates meet the minimum qualifications for director nominees.
Any shareholder desiring to present a nomination for consideration by the Governance and Nominations Committee prior to the 2023 Annual Meeting must do so in accordance with the Company’s Bylaws. See “2023 Annual Meeting of Shareholders” above.
Shareholder Communications with Directors
The Board of Directors, as a matter of policy, desires to facilitate communications between shareholders and directors to assist the Board of Directors in fulfilling its responsibilities to all shareholders. To that end the Board of Directors has established a process for use by shareholders who desire to bring matters to the Board’s attention, including recommendations to the Governance and Nominations Committee for candidates for election to the Board of Directors. The process is intended to provide shareholders one means of communicating with directors and is not intended to be exclusive.

Any shareholder who desires to send a communication to members of the Board of Directors (including any individual director or the independent members as a group) may submit it either by e-mail addressed to corpsecretary@wolfspeed.com or by mail addressed to the attention of the Corporate Secretary at Wolfspeed, Inc., 4600 Silicon Drive, Durham, North Carolina 27703. All such communications should include the number of shares beneficially owned by the person submitting the communication and his or her mailing address, telephone number and e-mail address, if any. All communications properly submitted under these procedures, except those deemed inappropriate as noted below, will be delivered to all or the applicable members of the Board of Directors periodically depending on the circumstances of the communication, generally in advance of each regularly scheduled Board of Directors meeting. The Board of Directors has directed that the Secretary not forward communications which (1) are not reasonably related to the business of the Company; (2) concern individual grievances or other interests that are personal to the shareholder submitting the communication and that cannot reasonably be construed to present a matter of concern to shareholders generally; or (3) under community standards, contain offensive, scurrilous or abusive content or that advocate engaging in illegal activities. If the Secretary, in his or her judgment, deems a communication inappropriate under the foregoing criteria, it will be returned to the person who submitted it together with a brief explanation of the reason why it has been deemed inappropriate for delivery.
Costs of Soliciting Proxies
The Company will bear the cost of this solicitation, including the preparation, printing and mailing of the proxy statement, proxy card and any additional soliciting materials sent by the Company to shareholders. The Company’s directors, officers and employees may solicit proxies personally or by telephone without additional compensation. The Company has engaged The Proxy Advisory Group, LLC, doing business as a wholly owned affiliate of Alliance Advisors, LLC to assist in the solicitation of proxies and to provide related advice and informational support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $15,000 in total. The Company will also reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred in forwarding proxy soliciting materials to the beneficial owners.
Availability of Report on Form 10-K
A copy of the Company’s report on Form 10-K for the fiscal year ended June 26, 2022 (without exhibits), including financial statements, will be furnished without charge to any shareholder whose proxy is solicited hereby upon written request directed to: Vice President, Investor Relations, Wolfspeed, Inc., 4600 Silicon Drive, Durham, North Carolina 27703.
Shareholders Sharing the Same Last Name and Address
Only one Notice or Annual Report and proxy statement, as applicable, may be delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. We will deliver promptly upon written or oral request a separate copy of the Notice or Annual Report and proxy statement, as applicable, to a shareholder at a shared address to which a single copy was delivered. Requests for additional copies should be directed to the Corporate Secretary by e-mail addressed to corpsecretary@wolfspeed.com, by mail addressed to the attention of the Corporate Secretary at Wolfspeed, Inc., 4600 Silicon Drive, Durham, North Carolina 27703 or by telephone at (919) 407-5300. Shareholders sharing an address and currently receiving a single copy may contact the Corporate Secretary as described above to request that multiple copies be delivered in future years. Shareholders sharing an address and currently receiving multiple copies may request delivery of a single copy in future years by contacting the Corporate Secretary as described above.
Principal Executive Offices and Annual Meeting Location
The Company’s principal executive offices are located at 4600 Silicon Drive, Durham, North Carolina 27703, and the main telephone number at that location is (919) 407-5300. The 2022 Annual Meeting of Shareholders will be held virtually at www.virtualshareholdermeeting.com/WOLF2022 and in person at our offices in the Executive Conference Center, 4408 Silicon Drive, Durham, North Carolina 27703, on Monday, October 24, 2022, at 12:00 p.m. local time. Requests for directions to the meeting location may be directed to: Vice President, Investor Relations, Wolfspeed, Inc., 4600 Silicon Drive, Durham, North Carolina 27703.
Dated: September 9, 2022

WOLFSPEED, INC. 4600 SILICON DRIVE DURHAM, NC 27703

VOTE BY INTERNET

Before the Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on October 23, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/WOLF2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on October 23, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to WOLFSPEED, INC. c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D90153-P79488	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WOLFSPEED, INC. The Board of Directors recommends that you vote FOR the following:		For All	Withhold All	For All Except
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. ELECTION OF DIRECTORS Nominees: 01) Glenda M. Dorchak 02) John C. Hodge 03) Clyde R. Hosein 04) Darren R. Jackson 05) Duy-Loan T. Le	06) Gregg A. Lowe 07) John B. Replogle 08) Marvin A. Riley 09) Thomas H. Werner	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

2. RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 25, 2023.
					For ☐	Against ☐	Abstain ☐
3. ADVISORY (NONBINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION.					☐	☐	☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting or any adjournments thereof, the persons named in this proxy will vote in their discretion, all as more specifically set forth in the Notice of Annual Meeting and Proxy Statement dated September 9, 2022, receipt of which is hereby acknowledged.

Please sign your name exactly as it appears on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D90154-P79488

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
WOLFSPEED, INC. ANNUAL MEETING OF SHAREHOLDERS OCTOBER 24, 2022
The undersigned hereby appoints Gregg A. Lowe and Bradley D. Kohn, and each of them individually, as proxies and attorneys-in-fact of the undersigned, with full power of substitution, to represent the undersigned and to vote, in accordance with the directions in this proxy, all of the shares of stock of Wolfspeed, Inc. (the “Company”) that the undersigned is entitled to vote at the 2022 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held virtually at www.virtualshareholdermeeting.com/WOLF2022 and in person at the offices of the corporation in the Executive Conference Center, 4408 Silicon Drive, Durham, North Carolina 27703, on Monday, October 24, 2022 at 12:00 p.m. local time, and any and all adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE